Exhibit 10.1

1Execution Version

LOAN AND SECURITY AGREEMENT
dated as of December 1, 2020
between

Kingsway Warranty Holdings LLC, Trinity Warranty Solutions LLC,
Geminus Holding Company, Inc., IWS Acquisition Corporation and PWI Holdings, Inc.
as Borrowers,

THE OTHER LOAN PARTIES PARTY HERETO

and

CIBC BANK USA,
as Lender

1

Exhibit 10.1

SECTION 1 DEFINITIONS.	1
1.1 Definitions.	1
1.2 Other Interpretive Provisions.	24
1.3 Accounting Terms; Changes in GAAP; Rates	24
SECTION 2 COMMITMENTS OF LENDER; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES; EVIDENCING OF LOANS.	25
2.1 Commitments.	25
2.1.1 Revolving Commitment.	25
2.1.2 Term Loan Commitment.	25
2.1.3 L/C Commitment.	25
2.2 Loan Procedures.	25
2.2.1 Various Types of Loans.	25
2.2.2 Borrowing Procedures.	25
2.2.3 Conversion and Continuation Procedures.	26
2.3 Letter of Credit Procedures.	27
2.3.1 L/C Applications.	27
2.3.2 Reimbursement Obligations.	27
2.4 Notes.	28
2.5 Recordkeeping.	28
2.6 Co-Borrower Provisions.	28
SECTION 3 INTEREST.	30
3.1 Interest Rates.	30
3.2 Interest Payment Dates.	31
3.3 Setting and Notice of LIBO Rates.	31
3.4 Computation of Interest.	31
SECTION 4 FEES.	31
4.1 Non-Use Fee.	31
4.2 Letter of Credit Fees.	31
4.3 Closing Fee.	32
SECTION 5 REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS.	32
5.1 Reduction or Termination of the Revolving Commitment.	32
5.1.1 Voluntary Reduction or Termination of the Revolving Commitment.	32
5.1.2 Reserved.	32
5.2 Prepayments.	32
5.2.1 Voluntary Prepayments.	32
5.2.2 Mandatory Prepayments.	32
5.3 Manner of Prepayments.	33
5.4 Repayments.	33
5.4.1 Revolving Loans.	33
5.4.2 Term Loan.	33
1

Exhibit 10.1

SECTION 6 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.	33
6.1 Making of Payments.	33
6.2 Application of Certain Payments.	34
6.3 Due Date Extension.	34
6.4 Setoff.	34
6.5 Taxes.	34
SECTION 7 INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.	35
7.1 Increased Costs.	35
7.2 Basis for Determining Interest Rate Inadequate or Unfair.	36
7.3 Changes in Law Rendering LIBOR Loans Unlawful.	36
7.4 Funding Losses.	37
7.5 Right of Lender to Fund through Other Offices.	37
7.6 Discretion of Lender as to Manner of Funding.	37
7.7 Mitigation of Circumstances.	37
7.8 Conclusiveness of Statements; Survival of Provisions.	38
7.9 Effect of Benchmark Transition Event.	38
SECTION 8 COLLATERAL AND COLLATERAL ADMINISTRATION.	39
8.1 Grant.	39
8.2 Collateral Assignment of Rights under the Assigned Agreements.	39
8.3 Certain Matters Relating to Receivables.	39
8.4 Communications with Obligors; Loan Parties Remain Liable.	40
8.5 Investment Property.	41
8.6 Proceeds to be Turned Over to Lender.	42
8.7 Application of Proceeds.	42
8.8 Code and Other Remedies.	43
8.9 Registration Rights.	44
8.10 Waiver; Deficiency.	45
8.11 Lender's Appointment as Attorney-in-Fact, etc.	45
8.12 Duty of Lender.	47
8.13 Acknowledgements.	48
8.14 Additional Parties.	48
8.15 Releases.	48
8.16 Obligations and Liens Absolute and Unconditional.	48
8.17 Reinstatement.	49
SECTION 9 REPRESENTATIONS AND WARRANTIES.	49
9.1 Organization.	49
9.2 Authorization; No Conflict.	49
9.3 Validity and Binding Nature.	50
9.4 Financial Condition.	50
9.5 No Material Adverse Change.	50
9.6 Litigation and Contingent Liabilities.	50

2

Exhibit 10.1

9.7 Ownership of Properties; Liens.	50
9.8 Equity Ownership; Subsidiaries.	50
9.9 Employee Benefit Plans.	50
9.10 Investment Company Act.	51
9.11 Compliance with Laws.	51
9.12 Regulation U.	52
9.13 Taxes.	52
9.14 Solvency, etc.	52
9.15 Environmental Matters.	52
9.16 Insurance.	53
9.17 Real Property; Collateral Locations.	53
9.18 Information.	53
9.19 Intellectual Property.	53
9.20 Burdensome Obligations.	54
9.21 Labor Matters.	54
9.22 Anti-Terrorism Laws.	54
9.23 No Default.	54
9.24 Sanctions; Anti-Corruption.	54
9.25 Patriot Act.	55
9.26 Reserved.	55
9.27 PWI Purchase Agreements, etc.	55
9.28 Subordinated Debt.	56
9.29 Perfected First Priority Liens.	56
9.30 Loan Party Information.	56
9.31 Certain Property.	56
9.32 Investment Property.	56
9.33 Receivables.	57
9.34 Intellectual Property.	57
9.35 Depositary and Other Accounts.	57
9.36 Holdings.	58
SECTION 10 AFFIRMATIVE COVENANTS.	58
10.1 Reports, Certificates and Other Information.	58
10.1.1 Annual Report.	58
10.1.2 Interim Reports.	58
10.1.3 Compliance Certificates.	58
10.1.4 Reports to the SEC and to Shareholders.	59
10.1.5 Notice of Default, Litigation, ERISA and other Matters.	59
10.1.6 Reserved.	60
10.1.7 Management Reports.	60
10.1.8 Projections.	60
10.1.9 Subordinated Debt and PWI Purchase Transaction Notices.	60

3

Exhibit 10.1

10.1.10 Updated Schedules.	60
10.1.11 Reserved.	60
10.1.12 Other Information.	60
10.2 Books, Records and Inspections.	61
10.3 Maintenance of Property; Insurance.	61
10.4 Compliance with Laws; Payment of Taxes and Liabilities.	62
10.5 Maintenance of Existence, etc.	62
10.6 Use of Proceeds.	62
10.7 Employee Benefit Plans.	62
10.8 Environmental Matters.	63
10.9 Further Assurances.	63
10.10 Deposit Accounts.	63
10.11 Interest Rate Protection.	63
10.12 Delivery of Instruments, Certificated Securities and Chattel Paper.	63
10.13 Maintenance of Perfected Security Interest; Further Documentation.	64
10.14 Investment Property.	64
10.15 Receivables.	66
10.16 Intellectual Property.	66
10.17 Seller Undertakings.	67
10.18 Other Matters.	68
10.19 This Agreement.	69
SECTION 11 NEGATIVE COVENANTS	69
11.1 Debt.	69
11.2 Liens.	70
11.3 Operating Leases.	71
11.4 Restricted Payments.	71
11.5 Mergers, Consolidations, Sales.	71
11.6 Modification of Organizational Documents.	71
11.7 Transactions with Affiliates.	71
11.8 Unconditional Purchase Obligations.	71
11.9 Inconsistent Agreements.	72
11.10 Business Activities; Issuance of Equity.	72
11.11 Investments.	72
11.12 Restriction of Amendments to Certain Documents.	73
11.13 Fiscal Year.	73
11.14 Financial Covenants.	73
11.14.1 Fixed Charge Coverage Ratio.	73
11.14.2 Maximum Senior Cash Flow Leverage Ratio.	73
11.14.3 Capital Expenditures.	73
11.15 Cancellation of Debt.	73
11.16 KWH Covenant.	73

4

Exhibit 10.1

SECTION 12 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.	74
12.1 Initial Credit Extension.	74
12.1.1 Repayment of Debt to be Repaid.	74
12.1.2 Capitalization and PWI Purchase Transactions.	74
12.1.3 Documentation.	74
12.1.4 Reserved.	76
12.2 Conditions.	76
12.2.1 Compliance with Warranties, No Default, etc.	76
12.2.2 Confirmatory Certificate.	77
SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT.	77
13.1 Events of Default.	77
13.1.1 Non-Payment of the Loans, etc.	77
13.1.2 Non-Payment of Other Debt.	77
13.1.3 Other Material Obligations.	77
13.1.4 Bankruptcy, Insolvency, etc.	77
13.1.5 Non-Compliance with Loan Documents.	78
13.1.6 Representations; Warranties.	78
13.1.7 Pension Plans.	78
13.1.8 Judgments.	78
13.1.9 Invalidity of Collateral Documents, etc.	78
13.1.10 Invalidity of Subordination Provisions, etc.	78
13.1.11 Change of Control.	79
13.1.12 Material Adverse Effect.	79
13.2 Effect of Event of Default.	79
13.3 Equity Cure.	82
SECTION 14 GENERAL.	79
14.1 Waiver; Amendments.	79
14.2 Confirmations.	79
14.3 Notices.	79
14.4 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	80
14.5 Costs and Expenses.	80
14.6 GOVERNING LAW.	81
14.7 Confidentiality.	81
14.8 Severability.	82
14.9 Nature of Remedies.	82
14.10 Entire Agreement.	82
14.11 Counterparts.	82
14.12 Successors and Assigns.	82
14.13 Assignments; Participations.	82
14.13.1 Assignments.	82
14.13.2 Participations.	83

5

Exhibit 10.1

14.14 Captions.	84
14.15 Customer Identification - USA Patriot Act Notice.	84
14.16 INDEMNIFICATION BY LOAN PARTIES.	84
14.17 Nonliability of Lender.	84
14.19 FORUM SELECTION AND CONSENT TO JURISDICTION.	85
14.20 WAIVER OF JURY TRIAL.	85
14.21 PPP Loans.	85

SECTION 15 LOAN GUARANTY.	90
15.1 Guaranty.	90
15.2 Right of Contribution.	91
15.3 No Subrogation	91
15.4 Amendments, etc. with respect to the Secured Obligations.	91
15.5 Waivers.	92
15.6 Payments.	92
15.7 Keepwell.	92

6

ANNEXES

ANNEX A            Commitments
ANNEX B            Addresses for Notices

SCHEDULES
SCHEDULE 1.1        Excluded Accounts
SCHEDULE 1.2        Shared Services Agreement
SCHEDULE 9.6        Litigation and Contingent Liabilities
SCHEDULE 9.8         Subsidiaries
SCHEDULE 9.16        Insurance
SCHEDULE 9.17     Real Property; Collateral Locations; Collateral in Possession of Lessor, Bailee, Consignee or Warehouseman
SCHEDULE 9.21        Labor Matters
SCHEDULE 9.29        Filings and Perfection
SCHEDULE 9.30         Grantor Information
SCHEDULE 9.32        Investment Property
SCHEDULE 9.34        Intellectual Property
SCHEDULE 9.35        Depositary and Other Deposit Accounts
SCHEDULE 10.18        Commercial Tort Claims
SCHEDULE 11.1        Existing Debt
SCHEDULE 11.2        Existing Liens
SCHEDULE 11.11        Investments
SCHEDULE 12.1        Debt to be Repaid

EXHIBITS

EXHIBIT A            Form of Note (Section 2.4)
EXHIBIT B            Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C            Form of Notice of Borrowing (Section 2.2.2)
EXHIBIT D            Form of Notice of Conversion/Continuation (Section 2.2.3)
EXHIBIT E            Form of Stock Power
EXHIBIT F            Form of Proxy
EXHIBIT G            Form of Registration Page

Exhibit 10.1
LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT dated as of December 1, 2020 (this “Agreement”) is entered into among Kingsway Warranty Holdings LLC, a Delaware limited liability company (“KWH”), Trinity Warranty Solutions LLC, a Delaware limited liability company (“Trinity”), Geminus Holding Company, Inc., a Delaware corporation (“Geminus”), IWS Acquisition Corporation, a Florida corporation (“IWS”), and PWI Holdings, Inc., a Pennsylvania corporation (“PWI Holdings”) (KWH, Trinity, Geminus, IWS and PWI Holdings are collectively referred to herein as “Borrowers” and individually as a “Borrower”), the other Loan Parties hereto and CIBC BANK USA ("CIBC US"), as Lender and as Issuing Lender.

Lender has agreed to make available to Borrowers a term loan and a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein.
In consideration of the mutual agreements herein contained, the parties hereto agree as follows:
SECTION 1.DEFINITIONS.
1.1    Definitions.
When used herein (a) the following terms are used herein as defined in the UCC: Accounts, Certificated Security, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Goods, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, Tangible Chattel Paper and (b) the following terms shall have the following meanings:

Account Debtor means any Person who is obligated to any Borrower or any Subsidiary of any Borrower with respect to any Account.
Account or Accounts is defined in the UCC.
Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or a substantial portion of the assets of a Person, or of all or a substantial portion of any business unit, line of business, or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).
Affected Loan is defined in Section 7.3.
Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, provided, however, only KWH, KAI, Parent, the Loan Parties and Subsidiaries of the Loan Parties shall be deemed to be Affiliates of the Loan Parties, (b) any officer or director of such Person and (c) with respect to Lender, any entity administered or managed by Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote more than 10% of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person

Exhibit 10.1
whether by contract or otherwise. Unless expressly stated otherwise herein, Lender shall not be deemed an Affiliate of any Loan Party. For purposes of clarity, Canadian Imperial Bank of Commerce and each of its direct and indirect subsidiaries are “Affiliates” of CIBC Bank USA.
Agreement is defined in the preamble of this Agreement.
Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin”, (ii) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (iii) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate” and (iv) the L/C Fee shall be the percentage set forth under the column “L/C Fee Rate”:

Level	Senior Cash Flow Leverage Ratio	LIBOR Margin	Base Rate Margin	Non-Use Fee Rate	L/C Fee Rate
I	Less than 1.0:1.0	2.50%	1.50%	0.300%	2.50%
II	Greater than or equal to 1.0:1.0 but less than 2.0:1.0	2.75%	1.75%	0.300%	2.75%
III	Greater than or equal to 2.0:1.0	3.00%	2.00%	0.300%	3.00%

    The LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth (5th) Business Day after Borrowers provide or are required to provide the annual and quarterly financial statements and other information pursuant to Sections 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, pursuant to Section 10.1.3. Notwithstanding anything contained in this paragraph to the contrary, (a) if Borrowers fail to deliver the financial statements and Compliance Certificate in accordance with the provisions of Sections 10.1.1, 10.1.2 and 10.1.3, the LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be based upon Level III above beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level; (b) no reduction to any Applicable Margin shall become effective at any time when a Default or an Event of Default has occurred and is continuing; and (c) the initial Applicable Margin on the Closing Date shall be based on Level III until the date on which the financial statements and Compliance Certificate are required to be delivered for the Fiscal Quarter ending December 31, 2020.

Asset Disposition means the sale, license, lease, assignment or other transfer of any property for value (each, a "Disposition") by any Loan Party to any Person (other than a Loan Party) (including any sale and leaseback transaction and any issuance of Capital Securities by a Subsidiary of such Person) of any asset or right of such Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof) other than the Disposition of obsolete or surplus assets or any asset which is to be replaced, and is in fact replaced, within 90 days (or 120 days if an agreement to acquire such replacement asset is entered into within such 90 day period) with another asset performing the same or a similar function. “Asset Disposition” shall not include any sale or trading in the ordinary course of business of financial assets held in any of the Excluded Accounts.

Exhibit 10.1
Assigned Agreements means the PWI Purchase Documents.
Assignee is defined in Section 14.13.1.
Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, the reasonable allocable cost of internal legal services of such Person, all reasonable disbursements of such internal counsel and all court costs and similar legal expenses.
Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
Bail-In Legislation means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
Bank Product Agreements means those certain cash management service agreements entered into from time to time between any Loan Party and Lender or its Affiliates in connection with any of the Bank Products.
Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to Lender as a result of Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.
Bank Products means any service or facility extended to any Loan Party by Lender or its Affiliates, including, without limitation, (a) deposit accounts, (b) cash management services, including, without limitation, controlled disbursement, lockbox, electronic funds transfers (including, without limitation, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with Lender or its Affiliates, (c) debit cards and credit cards and (d) Hedging Agreements.
Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5%, and (b) the Prime Rate.
Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.
Base Rate Margin is defined in the definition of Applicable Margin.
Benchmark Replacement means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Lender and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.75%, the Benchmark Replacement will be deemed to be 0.75% for the purposes of this Agreement.

Exhibit 10.1

Benchmark Replacement Adjustment means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Lender and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

Benchmark Replacement Conforming Changes means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement).
Benchmark Replacement Date means the earlier to occur of the following events with respect to the LIBO Rate:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

Benchmark Transition Event means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1)a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(2)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

Exhibit 10.1

(3)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

Benchmark Transition Start Date means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Lender by notice to Borrower.

Benchmark Unavailability Period means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with the Section 7.9 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to the Section 7.9.

Borrower or Borrowers is defined in the preamble of this Agreement.
Borrower Obligations means all Obligations of Borrowers or of any Borrower.
BSA is defined in Section 10.4.
Business Day means any day on which CIBC US is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank Eurodollar market.
Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrowers, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.
Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.
Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

Exhibit 10.1
Cash Collateralize means to deliver cash collateral to Lender, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to Lender and in an amount satisfactory to the Lender which amount may exceed the Stated Amount of outstanding Letters of Credit. Derivatives of such term have corresponding meanings.
Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year from date of acquisition, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, maturing not more than 270 days from the date of issue, or corporate demand notes, in each case (unless issued by Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit, time deposit or banker's acceptance, maturing not more than 180 days after such time, or any overnight Federal Funds transaction that is issued or sold by Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of Lender (or other commercial banking institution) thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by Lender.
Change in Law means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.
Change of Control means the occurrence of any of the following events: (a) KAI shall (i) cease to own and control at least 100% of the outstanding Capital Securities of KWH or (ii) possess the right to elect (through contract, ownership of voting securities or otherwise) at all times a majority of the board of directors (or similar governing body) of KWH and to direct the management policies and decisions of KWH; (b) KWH shall cease to own and control 90% of the outstanding Capital Securities of IWS or 100% of the outstanding Capital Securities of Trinity, Geminus, IWS or PWI Holdings, (c) any Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each Subsidiary; or (d) a "Change of Control" shall occur under the Subordinated Debt Documents/preferred stock documents.
Chattel Paper means all "chattel paper" as such term is defined in Section 9-102(a)(11) of the UCC and, in any event, including with respect to any Loan Party, all Electronic Chattel Paper and Tangible Chattel Paper.
CIBC US is defined in the preamble of this Agreement.

Exhibit 10.1
Closing Date is defined in Section 12.1.3.
Code means the Internal Revenue Code of 1986, as amended from time to time and any successor statute.
Collateral means (a) all of the personal property now owned or at any time hereafter acquired by any Loan Party or in which any Loan Party now has or at any time in the future may acquire any right, title or interest, including all of each Loan Party's Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Leases, Letter-of-Credit Rights, Money, Supporting Obligations and Identified Claims, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing, and (d) all collateral security and guaranties given by any Person with respect to any of the foregoing. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Loan Party, shall refer to such Loan Party's Collateral or the relevant part thereof. Collateral shall not include Excluded Accounts.
Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to Lender pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of Lender and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Lender reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.
Collateral Documents means, collectively, the Pledge Agreements, each Collateral Access Agreement, each Perfection Certificate, each control agreement and any other agreement or instrument pursuant to which any Borrower, any Subsidiary, any other Loan Party or any other Person grants or purports to grant collateral to Lender or otherwise relates to such collateral.
Commitment means Lender's commitment to make Loans, and to issue Letters of Credit, under this Agreement. The initial amount of Lender's commitment to make Loans is set forth on Annex A.
Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time and any successor statute.
Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.
Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.
Consolidated Adjusted Modified Cash EBITDA means, for any period, for the Borrowers and their Subsidiaries on a consolidated basis, without duplication, an amount equal to Consolidated Net Income for such period, adjusted with respect to Geminus and PWI Holdings to reflect the impact of purchase accounting applied in accordance with GAAP, plus, the following, without duplication, to the extent deducted in calculating such Consolidated Net Income, (a) Interest Expense for such period (including interest accrued on the PPP Loan prior to forgiveness thereof under the CARES Act, but excluding PPP Loan interest expense arising with respect to interest that is forgiven under the CARES Act), (b) the provision for federal, state, provincial, territorial, local and foreign income taxes payable for such period, (c) depreciation and amortization expense for such period, (d) mark to market exposure with respect to Hedging Agreements, (e) any non-cash charges or losses (including, without limitation, any

Exhibit 10.1
non-cash costs, charges or expenses incurred in connection with any stock option plan, cash incentive plan or any other employee benefit plan or agreement, but excluding any gains arising from the forgiveness of the PPP Loan and interest thereon and excluding any such non-cash charges or losses (i) representing an accrual or reserve for future cash charges or losses, (ii) to the extent there were cash charges or losses with respect thereto in past accounting periods, or (iii) representing a write-down of accounts receivable), (f) the Deferred Revenue Addback, (g) non-recurring fees and out-of-pocket expenses paid in cash on or prior the Closing Date in connection with this Agreement, the other Loan Documents and in connection with the PWI Purchase Transaction as approved by Lender in an aggregate amount not to exceed $1,900,000.00 provided such expenses were incurred on or before January 1, 2021, (h) non-recurring and extraordinary losses and charges as approved by Lender, and (i) integration costs resulting from the PWI Purchase Transaction, including without limitation information technology and accounting expenses in an aggregate amount not to exceed $200,000.00 provided such expenses were incurred on or before twelve (12) months after the Closing Date; provided however, for the purposes of calculating Consolidated Adjusted Modified Cash EBITDA, notwithstanding the requirements under GAAP with respect thereto, contingent commission income shall only be included as Consolidated Net Income to the extent either (x) actually received by a Loan Party in cash, or (y) recognized by written or electronic evidence as owing by the party expected to pay such contingent commission income and payable within ninety (90) days thereof.
Consolidated Loss Multiple means one hundred percent (100.0%) minus the Consolidated Loss Ratio.
Consolidated Loss Ratio means the percentage determined by Borrowers’ consolidated loss ratio which shall be calculated at each Fiscal Year end in accordance with customary industry practices acceptable to Lender.
Consolidated Net Income means, with respect to Borrowers and their Subsidiaries for any period, the consolidated net income (or loss) of Borrowers and their Subsidiaries for such period, excluding any gains, from Asset Dispositions, any extraordinary gains and any gains from discontinued operations.
Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise

Exhibit 10.1
to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.
Contract Rights means all of the Loan Parties' rights and remedies with respect to the Assigned Agreements.
Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with Borrowers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
Copyrights means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 9.33, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.
Copyright Licenses means all written agreements naming any Loan Party as licensor or licensee, including those listed on Schedule 9.33, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
COVID-19 Event means the declaration on March 13, 2020, of a national emergency relating to the COVID-19 pandemic and federal and state measures related thereto.

COVID-19 Impact means the impact on the financial results and operations of the Loan Parties or any of them arising out of or otherwise relating to the COVID-19 Event, according to financial reports periodically prepared by the Loan Parties.

Cure Amount is defined in Section 13.3.
Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments (including, without limitation, any notes issued to sellers in connection with an Acquisition), (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (g) all Hedging Obligations of such Person, (h) all Contingent Liabilities of such Person, (i) all Debt of any partnership of which such Person is a general partner, (j) all non-compete payment obligations, earn-outs and similar obligations and (k) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

Exhibit 10.1
Debt to be Repaid means Debt listed on Schedule 12.1.
Default means any event or condition that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.
Deferred Revenue Addback means, for any period, (a) the change from the prior period in deferred revenue of Borrowers and their Subsidiaries multiplied by the Consolidated Loss Multiple, less (b) the change (which may be positive or negative) in the deferred policy acquisition costs of the Borrowers and their Subsidiaries from the day immediately preceding the start of such period to the last day of such period prior to such day. For purpose of clarification, Borrower is, as of the Closing Date, calculating the number in clause (b) above using an average from the prior period for Geminus to adjust for the impact of purchase accounting applied in accordance with GAAP.
Designated Proceeds is defined in Section 5.2.2(a).
Dollar and the sign "$" mean lawful money of the United States of America.
Early Opt-in Election” means the occurrence of: (1) a determination by Lender or (2) a notification by Borrower to Lender, that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 7.9 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and, in the case of clause (2) the agreement by Lender to amend this Agreement as a result of such election.
ECF Percentage means, for any Fiscal Year, 50.0% if the Senior Cash Flow Leverage Ratio equals or exceeds 1.75:1.00 as of the last day of such Fiscal Year; 25.0% if the Senior Cash Flow Leverage Ratio is less than 1.75:1.00 but equals or exceeds 0.75:1.00 as of the last day of such Fiscal Year; and 0.0% if the Senior Cash Flow Leverage Ratio is less than 0.75:1.00 as of the last day of such Fiscal Year.
EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Environmental Claims means all claims, contingent or otherwise, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility, directly or indirectly, for violation of any Environmental Law, or for release or injury to the environment.
Environmental Laws means all present or future federal, state, local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial

Exhibit 10.1
orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.
Equity Cure is defined in Section 13.3.
ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.
EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
Event of Default means any of the events described in Section 13.1.
Excess Cash Flow means, for any period, the remainder of (a) Consolidated Adjusted Modified Cash EBITDA for such period, minus (b) the sum, without duplication, of (i) scheduled repayments of principal of the Term Loan made during such period, plus (ii) voluntary prepayments of the Term Loan pursuant to Section 5.2.1 during such period, plus (iii) cash payments made in such period with respect to Capital Expenditures, plus (iv) all federal, state, provincial, territorial, local and foreign income taxes and Permitted Tax Distributions paid or payable in cash by the Borrowers during such period, plus (v) cash Interest Expense of the Borrowers during such period, plus (vi) quarterly distributions to KAI in 2021 to the extent permitted by Section 11.4.
Excluded Accounts shall mean (a) deposit accounts set forth on Schedule 1.1, and (b) the Specified Reinsurance Accounts.
Excluded Hedging Obligation means, with respect to any Loan Party (other than Borrowers), any Hedging Obligation constituting a Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party's failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Hedging Obligation. If any Hedging Obligation constituting a Swap Obligation arises under a master agreement governing more than one such Hedging Obligation, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.
Excluded Taxes means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan or Commitment pursuant to the applicable law in effect on the date on which

Exhibit 10.1
(i) Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment made at the request of any Loan Party) or (ii) Lender changes its lending office (other than change in lending office made at the request of any Loan Party), except in each case to the extent that, pursuant to Section 6.5, amounts with respect to such Taxes were payable either to Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) United States federal withholding Taxes that would not have been imposed but for such Recipient’s failure to comply with Section 6.5 and (d) any U.S. federal withholding Taxes imposed under FATCA.
Extraordinary Receipts means any cash or Cash Equivalents received by or paid to or for the account of any Loan Party not in the ordinary course of business including without limitation amounts received in respect of foreign, United States, state or local tax refunds, purchase price adjustments, indemnification payments, and pension plan reversions. For avoidance of doubt, Permitted Tax Distributions made between parent and any Subsidiary shall not be deemed to be Extraordinary Receipts.
FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor or version that is substantially compatible and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into by the United States pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
FCPA is defined in Section 9.24(c).
Federal Funds Rate means, for any day, a fluctuating interest rate equal for each day during such period to the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal Funds effective rate and (b) 0%, or, if such rate is not so published for any day which is a Business Day, the rate determined by Lender in its discretion. Lender's determination of such rate shall be binding and conclusive absent manifest error.
Federal Reserve Bank of New York’s Website means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
Financial Covenant Default is defined in Section 13.3.
Fiscal Quarter means a fiscal quarter of a Fiscal Year.
Fiscal Year means the fiscal year of Borrowers and their Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.
Fixed Charge Coverage Ratio means, for any Computation Period with respect to Borrowers and their Subsidiaries, the ratio of (a) the total for such period of Consolidated Adjusted Modified Cash EBITDA minus the sum of (i) federal, state, provincial, territorial, local and foreign income taxes paid in cash by the Loan Parties, (ii) all unfinanced Capital Expenditures and (iii) all dividends, distributions and other redemption or other payments made to any owner of Borrowers’ Capital Securities, to (b) the sum for such period of (i) cash Interest Expense plus (ii) required payments of principal of Funded Debt (including the Term Loan but excluding the Revolving Loans).

Exhibit 10.1
Fixtures means all of the following, whether now owned or hereafter acquired by a Loan Party: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.
FRB means the Board of Governors of the Federal Reserve System or any successor thereto.
Funded Debt means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date), excluding, however until it is finally determined that such amounts are not forgivable, the PPP Loan.
GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.
Geminus Reinsurance means Geminus Reinsurance Company, LTD, a Turks and Caicos corporation.
General Intangibles means all "general intangibles" as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, including with respect to any Loan Party, all Payment Intangibles, all contracts and Contract Rights (including all Assigned Agreements and Seller Undertakings), agreements, instruments and indentures in any form, and portions thereof, to which such Loan Party is a party or under which such Loan Party has any right, title or interest or to which such Loan Party or any property of such Loan Party is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Loan Party to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Loan Party to damages arising thereunder and (c) all rights of such Loan Party to perform and to exercise all remedies thereunder; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Loan Party of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Payment Intangible, contract, agreement, instrument or indenture.
Governmental Authority means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
Group is defined in Section 2.2.1.
Hazardous Substances means hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
Hedging Agreement means any agreement with respect to any swap, collar, cap, future, forward or derivative transaction, whether exchange-traded, over-the-counter or otherwise, including any involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt

Exhibit 10.1
instruments, any economic, financial or pricing index or basis, or any similar transaction, including any option with respect to any of these transactions and any combination of these transactions.
Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement, including any and all cancellations, buy backs, reversals, terminations or assignments under any Hedging Agreement.
Identified Claims means the Commercial Tort Claims described on Schedule 10.18 as such schedule shall be supplemented from time to time.
Indemnified Liabilities - see Section 14.16.
Indemnified Taxes means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
Instrument of Transfer is defined in Section 10.14.
Intellectual Property means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
Intercompany Notes means (a) any promissory note evidencing loans made by any Loan Party to any other Loan Party, (b) the IWS Intercompany Note, and (c) the KWH Note.
IWS Intercompany Note means that certain unsecured line of credit made by KAI in favor of IWS (as amended from time to time) with an outstanding principal balance not to exceed the principal amount of $7,000,0000 in existence as of the Closing Date.
Interest Expense means for any period the consolidated interest expense of Borrowers and their Subsidiaries for such period (including all imputed interest on Capital Leases).
Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1), two (2), three (3) or, with the consent of Lender, six (6) months thereafter as selected by Borrowers pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:
(a)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;
(b)    any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    Borrowers may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date;

Exhibit 10.1
(d)    Borrowers may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount such Term Loan having an Interest Period ending after any date on which an installment of such Term Loan is scheduled to be repaid would exceed the aggregate principal amount of such Term Loan scheduled to be outstanding after giving effect to such repayment; and
(e)    Lender may, in its discretion, require that the first Interest Period under this Agreement be a period less than one (1) month (determined by Lender).
Investment means, with respect to any Person, any direct or indirect acquisition or investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.
Investment Property means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than the equity interest of any foreign Subsidiary excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.
Irrevocable Proxy is defined in Section 10.14.
Issuers means the collective reference to each issuer of any Investment Property.
Issuing Lender means Lender, in its capacity as the issuer of Letters of Credit hereunder, or any Affiliate of Lender that may from time to time issue Letters of Credit, or any other financial institution that Lender may cause to issue Letters of Credit for the account of Borrowers, and each of their successors and assigns in such capacity, provided that such Lender has agreed to be an Issuing Lender.
KAI means Kingsway America Inc., a Delaware corporation.
KWH Note means that certain unsecured line of credit made by KWH in favor of IWS (as amended from time to time) with a maximum aggregate principal balance not to exceed $10,000,000 as of the Closing Date, as the amount thereof may be amended from time to time.
L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Lender at the time of such request for the type of letter of credit requested.
L/C Fee Rate is defined in the definition of Applicable Margin.
Lender is defined in the preamble of this Agreement. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term "Lender" shall include Affiliates of Lender providing a Bank Product.
Lender Party is defined in Section 14.16.
Letter of Credit is defined in Section 2.1.3.

Exhibit 10.1
LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBO Rate.
LIBOR Margin is defined in the definition of Applicable Margin.
LIBOR Office means the office or offices of Lender which shall be making or maintaining the LIBOR Loans of Lender hereunder. A LIBOR Office of Lender may be, at the option of Lender, either a domestic or foreign office.
LIBO Rate means a rate of interest equal to the greater of (a) (i) the per annum rate of interest at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Lender in its sole discretion), divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by Lender in its sole and absolute discretion; and (b) 0.75% per annum. Lender's determination of the LIBO Rate shall be conclusive, absent manifest error and shall remain fixed during such Interest Period.
Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.
Loan or Loans means, as the context may require, Revolving Loans and/or the Term Loan.
Loan Documents means, collectively, this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Collateral Documents, the Subordination Agreements, all Hedging Agreements in favor of Lender or any of its Affiliates, and all documents, instruments and agreements delivered in connection with the foregoing.
Loan Guarantor means each Loan Party other than Borrowers.
    Loan Guarantor Obligations means, collectively, with respect to each Loan Guarantor, all Obligations of such Loan Guarantor; provided, however, that with respect to any Loan Guarantor, the Loan Guarantor Obligations shall exclude all of such Loan Guarantor's Excluded Hedging Obligations.
Loan Guaranty means Section 15 of this Agreement and each separate guarantee, in form and substance satisfactory to Lender, delivered by a Loan Guarantor, as it may be amended or modified and in effect from time to time.
Loan Parties means Borrowers, the Loan Guarantors and any other Person who becomes a party to this Agreement pursuant to a joinder agreement or a Loan Guaranty or otherwise and their successors and assigns.

Exhibit 10.1
Mandatory Prepayment Event is defined in Section 5.2.2(a).
Margin Stock means any "margin stock" as defined in Regulation U.
Master Letter of Credit Agreement means, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form, if any, being used by the Issuing Lender at such time.
Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document, (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document or (d) a material impairment of Lender's rights and remedies under this Agreement and the other Loan Documents. Notwithstanding the foregoing, the COVID-19 Impact shall not be considered a Material Adverse Effect.
Multiemployer Pension Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower or any other member of the Controlled Group (i) is or may be obligated to make contributions, (ii) during the preceding five plan years has made or been obligated to make contributions, or (iii) has any liability.
Net Cash Proceeds means:
(a)    with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes or Permitted Tax Distributions paid or reasonably estimated by any Loan Party to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans); provided that cash proceeds from Asset Dispositions shall not constitute Net Cash Proceeds until the aggregate net cash proceeds from Asset Dispositions in a fiscal year exceeds $50,000;
(b)    with respect to any issuance of Capital Securities, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters' commissions); and
(c)    with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters' and placement fees); and
(d)    with respect to Extraordinary Receipts, the aggregate cash proceeds received by any Loan Party, net of the reasonable direct costs related thereto.
Non-Use Fee Rate is defined in the definition of Applicable Margin.

Exhibit 10.1
Note means a promissory note substantially in the form of Exhibit A.
Notice of Borrowing is defined in Section 2.2.2.
Notice of Conversion/Continuation is defined in Section 2.2.3.
Obligations means all advances to, and debts, liabilities, obligations, covenants and duties (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit and surety bonds, all Hedging Obligations permitted hereunder which are owed to Lender or its Affiliates, and all other Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due and including interest and fees that accrue after the commencement by or against Borrowers, any Borrower or any Affiliate thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by Borrowers or any Borrower under any Loan Document and (b) the obligation of Borrowers or any Borrower to reimburse any amount in respect of any of the foregoing that Lender, in its sole discretion, may elect to pay or advance on behalf of Borrowers.
OFAC is defined in Section 9.24.
Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.
Other Connection Taxes means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
Other Taxes means all present or future stamp, court, transfer, value added, excise or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 7.7).
PAC means Prime Auto Care Inc., a Delaware corporation.
Paid in Full means (a) the payment in full in cash and performance of all Secured Obligations, (b) the termination of all Commitments and (c) either (i) the cancellation and return to Lender of all Letters of Credit or (ii) the cash collateralization of all Letters of Credit in accordance with this Agreement.
Parent shall mean Kingsway Financial Services Inc., a Delaware corporation.
Participant is defined in Section 14.13.2.

Exhibit 10.1
Patents means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 9.33, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 9.33, and (c) all rights to obtain any reissues or extensions of the foregoing.
Patent Licenses means all agreements, whether written or oral, providing for the grant by or to any Loan Party of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 9.33.
Patriot Act is defined in Section 14.15.
PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
Penn means The Penn Warranty Corporation, a Pennsylvania corporation.
Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which any Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
Perfection Certificate means a perfection certificate executed and delivered to Lender by a Loan Party.
Permitted Lien means a Lien expressly permitted hereunder pursuant to Section 11.2.
Permitted Tax Distributions shall mean, with respect to each taxable year, an amount equal to a Loan Party’s or its Subsidiary’s federal and state income tax liability for such taxable year calculated assuming such Loan Party or its Subsidiary filed its tax returns on a separate return basis. Such separate return calculations shall be based upon the Internal Revenue Code, Treasury regulations and other forms of official tax guidance as published by the IRS, as well as state tax laws, regulations and other forms of official tax guidance published by the various states at issue. For purposes of calculating the Permitted Tax Distributions for any taxable year, and consistent with Parent’s prior practice, (i) net operating losses shall not be allowed to be carried back, (ii) net operating losses generated after the date that a Loan Party or its Subsidiary became a member of the Parent or Kingsway America II Inc. consolidated, unitary, combined, or similar income tax group shall be taken into consideration in calculating such Loan Party’s or such Subsidiary’s separate federal and state tax liability except to the extent that (A) such net operating losses were previously utilized to offset the taxable income of the Parent or Kingsway America II, Inc. consolidated, unitary, combined, or similar income tax group or the tax liability of the Parent or Kingsway America II, Inc. consolidated, unitary, combined, or similar income tax group, and (B) for which a Loan Party or its Subsidiary has received a tax benefit for such net operating loss, (iii) net operating losses previously taken into consideration in calculating a Loan Party’s or its Subsidiary’s separate federal and state tax liability shall not be allowed to be taken into consideration in calculating such Loan Party’s or its Subsidiary’s separate federal and state tax liability and (iv) net operating losses generated prior to the date that a Loan Party or its Subsidiary became a member of the Parent consolidated, unitary, combined, or similar income tax group or the Kingsway America II Inc.

Exhibit 10.1
consolidated, unitary, combined or similar income tax group shall only be taken into account in arriving at separate return taxable income to the extent that such net operating loss is actually utilized in the calculation of the taxable income of the Parent consolidated, unitary, combined, or similar income tax group, or the tax liability of the Parent consolidated, unitary, combined, or similar income tax group.
Person means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority, or any other entity, whether acting in an individual, fiduciary or other capacity.
Plan means an “employee benefit plan” within the meaning of Section 3(3) of ERISA, maintained for employees of any Borrower or any Subsidiary, or any such plan to which any Loan Party has an obligation to make contributions on behalf of any of its employees or with respect to which such Borrower or any Subsidiary has any liability.
Pledge Agreements means, individually and collectively (a) that certain Membership Pledge Agreement of even date herewith executed and delivered by KAI to Lender, as amended or restated from time to time, and (b) any other membership pledge agreement required by Lender under this Agreement.
Pledged Equity means the equity interests listed on Schedule 9.32, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Loan Party while this Agreement is in effect; provided that (a) in no event shall more than 65% of the total outstanding equity interests of any Foreign Subsidiary be required to be pledged hereunder, and (b) in no event shall more than 90% of the total outstanding equity interests of IWS be required to be pledged hereunder.
Pledged Notes means all promissory notes listed on Schedule 9.32, all Intercompany Notes at any time issued to any Loan Party and all other promissory notes issued to or held by any Loan Party.
PPP Loan shall have the meaning specified in Section 14.21.
PPP Loan Proceeds means the proceeds of the PPP Loan received by (a) IWS on or before the Closing Date, in the principal amount of $787,100 (b) Penn on or before the Closing Date, in the principal amount of $785,100, and (c) Trinity on or before the Closing Date, in the principal amount of $383,200.
PPP Loan Transaction shall have the meaning specified in Section 14.21.
PPP Permitted Uses means (i) the allowable uses set forth in Section 7(a)(36)(F) of the Small Business Act (15 U.S.C. 636(a)), as amended by as amended by the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), and (ii) uses permitted under Section 1106 of the CARES Act in the manner required under the CARES Act to obtain forgiveness of the largest possible amount of the PPP Loan.

Preferred Nationwide Reinsurance means Preferred Nationwide Reinsurance Company, Ltd., a Turks and Caicos corporation.
Prime Rate means, for any day, the rate of interest in effect for such day as announced from time to time by Lender as its prime rate (whether or not such rate is actually charged by Lender), which is not intended to be Lender's lowest or most favorable rate of interest at any one time. Lender may make

Exhibit 10.1
commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change; provided that Lender shall not be obligated to give notice of any change in the Prime Rate.
Proceeds means all "proceeds" as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
PWF means Preferred Warranties of Florida, Inc., a Florida corporation.
PWI means Preferred Warranties, Inc., a Pennsylvania corporation.
PWI Purchase Agreement shall mean that certain Stock Purchase Agreement dated as of October 12, 2020, by and among KWH, PWI Holdings, the PWI Seller and KAI.
PWI Purchase Documents shall mean the PWI Purchase Agreement together with the other agreements, documents and instruments to be executed and delivered in connection therewith.
PWI Purchase Transaction shall mean the stock purchase transaction contemplated by the provisions of the PWI Purchase Documents.
PWI Seller mean ADESA Dealer Services, LLC, an Indiana limited liability company.
Qualified ECP Guarantor means, in respect of any Hedging Obligation constituting a Swap Obligation, each Grantor that constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation.

Receivable means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).
Recipient means Lender or any Swing Line Lender, as applicable.
Registration Page is defined in Section 10.14.
Regulation D means Regulation D of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
Regulation U means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
Relevant Governmental Body means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

Exhibit 10.1
Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.
Required Contribution Date is defined in Section 13.3.
Revolving Commitment means $1,000,000.00, as reduced from time to time pursuant to Section 5.1.
Revolving Loan is defined in Section 2.1.1.
Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.
Sanctions is defined in Section 9.24(a).
SBA shall have the meaning specified in Section 14.21.
SEC means the Securities and Exchange Commission or any other Governmental Authority succeeding to any of the principal functions thereof.
    Secured Obligations means, collectively, the Borrower Obligations and the Loan Guarantor Obligations.
    Securities Act means the Securities Act of 1933, as amended.
Seller Undertakings means, collectively, all representations, warranties, covenants and agreements in favor of any Loan Party, and all indemnifications for the benefit of any Loan Party relating thereto, pursuant to the Assigned Agreements.
Senior Cash Flow Leverage Ratio means, as of the last day of any Fiscal Quarter with respect to Borrowers and their Subsidiaries, the ratio of (a) Senior Debt as of such day to (b) Consolidated Adjusted Modified Cash EBITDA for the Computation Period ending on such day.
Senior Debt means all Debt of Borrowers and their Subsidiaries other than Subordinated Debt.
Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer or the treasurer of such Loan Party.
Shared Services means those shared services identified on ‘Exhibit A’ of the Shared Services Agreements as (a) general and strategic oversight from KAI’s Chief Executive Officer to KWH, (b) human resources guidance and oversight from KAI’s Vice President Human Resources, including, but not limited to, employee relations, compensation, benefit design, administrative training, recruitment and organizational development, and (c) general accounting support, as appropriate, from KAI’s corporate personnel performing needed accounting support.
Shared Services Agreement means, individually and collectively, (a) that certain Intercompany Services Agreement of even date herewith by and between KAI and KWH, (b) that certain Intercompany

Exhibit 10.1
Services Agreement of even date herewith by and KAI and Trinity, (c) that certain Intercompany Services Agreement of even date herewith by and between KAI and Geminus, (d) that certain Intercompany Services Agreement of even date herewith by and between KAI and IWS, and (e) that certain Intercompany Services Agreement of even date herewith by and between KAI and PWI Holdings, a fully executed copy of each of which is attached hereto as Schedule 1.2.
SOFR with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
Specified Insurance Accounts means a deposit account or securities account required by a Governmental Authority, a contractual liability insurance policy provider, insurer, insurance trust, reinsurer or reinsurance trust to hold cash or securities as credit assurance in accordance with insurance regulations imposed by Governmental Authorities, contractual or other policy terms of reinsurers or trust terms of reinsurance trusts. No Specified Reinsurance Account shall be subject to any Lien other than as required by the Governmental Authority, reinsurance or reinsurance trust requiring such deposit account or securities account.
Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.
Subordinated Debt means any unsecured Debt of any Borrower and its Subsidiaries which has subordination terms, covenants, pricing and other terms which have been approved in writing by Lender.
Subordinated Debt Documents means all documents and instruments relating to the Subordinated Debt and all amendments and modifications thereof approved by Lender.
Subordination Agreements means all subordination agreements executed by a holder of Subordinated Debt in favor of Lender from time to time after the Closing Date in form and substance and on terms and conditions satisfactory to Lender.
Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company, association, joint venture or other business entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity (other than securities or interest having such power only by reason of the happening of a contingency). Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrowers.
Superior means Superior Warranties, Inc., a Pennsylvania corporation.
Swap Obligation means, with respect to any Loan Party other than a Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitute a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.
Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings (including backup withholding), and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

Exhibit 10.1
Termination Date means the earlier to occur of (a) December 1, 2025, which date may be extended at the request of Borrowers with the written consent of Lender without the need for any formal amendment hereto, or (b) such other date on which the Commitments terminate pursuant to Section 5 or Section 13.
Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of any Borrower or any other member of the Controlled Group from such Pension Plan during a plan year in which such Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.
Term Loan Commitment means $24,700,000.00.
Term Loan is defined in Section 2.1.3.
Term Loan Maturity Date means the earlier of (a) December 1, 2025, or (b) the Termination Date.
Term SOFR means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
Test Date is defined in Section 13.3.
Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.
Trademarks means (a) all trademarks, trade names, corporate names, Borrowers’ names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 9.33, and (b) the right to obtain all renewals thereof.
Trademark Licenses means, collectively, each agreement, whether written or oral, providing for the grant by or to any Loan Party of any right to use any Trademark, including any of the foregoing referred to in Schedule 9.33.
Type is defined in Section 2.2.1.
UCC means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction

Exhibit 10.1
for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.
Unadjusted Benchmark Replacement means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.
Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors' qualifying Capital Securities and shares issued to foreign nationals to the extent required by applicable law) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.
Write-Down and Conversion Powers means, with respect to any EEA Resolution Authority, the Write-Down and Conversion Powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2    Other Interpretive Provisions.
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c)The term "including" is not limiting and means "including without limitation."
(d)In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."
(e)Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) except as provided elsewhere herein, references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.
(f)This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.
(g)This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Lender, the Loan Parties and the other parties thereto and are the

Exhibit 10.1
products of all parties. Accordingly, they shall not be construed against Lender merely because of Lender's involvement in their preparation.
1.3    Accounting Terms; Changes in GAAP; Rates
(a)Accounting Terms.     Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Lender pursuant to Section 10.1.1 and Section 10.1.2 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Borrowers and their subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP.     If Borrowers notify Lender that Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Lender notifies Borrowers that Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
(c)Rates.     Lender does not warrant, nor accept responsibility, nor shall Lender have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable successor rate thereto.
SECTION 2COMMITMENTS OF LENDER; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES; EVIDENCING OF LOANS.
2.1    Commitments.
On and subject to the terms and conditions of this Agreement, Lender agrees to make loans to, and to issue letters of credit for the account of, Borrowers as follows:

2.1.1Revolving Commitment.
Lender agrees to make loans on a revolving basis (“Revolving Loans”) from time to time until the Termination Date as Borrowers may request from Lender; provided that after giving effect to such Revolving Loans, the Revolving Outstandings will not at any time exceed the Revolving Commitment.

2.1.2Term Loan Commitment.
Lender agrees to make a loan to Borrowers (“Term Loan”) on the Closing Date. The Commitment of Lender to make the Term Loan shall expire concurrently with the making of the Term Loan on the Closing Date.

2.1.3L/C Commitment.

Exhibit 10.1
Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a “Letter of Credit”), at the request of and for the account of any Borrower from time to time before the scheduled Termination Date; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $500,000.00 and (b) after giving effect to such issuance, the Revolving Outstandings shall not at any time exceed the Revolving Commitment.

2.2Loan Procedures.
2.2.1Various Types of Loans.
Each Revolving Loan shall be, and the Term Loan may be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a “type” of Loan), as Borrowers shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups”. Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than four (4) different Groups of LIBOR Loans shall be outstanding at any one time.

2.2.2Borrowing Procedures.
(a)Borrowers shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit C or telephonic notice (followed immediately by a Notice of Borrowing) to Lender of each proposed Base Rate or LIBOR borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 11:00 A.M., Chicago time, at least three (3) Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by Lender, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $250,000 and an integral multiple of $50,000, and each LIBOR borrowing shall be in an aggregate amount of at least $250,000 and an integral multiple of at least $50,000.
(b)Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges) shall be deemed to be a request for a Base Rate borrowing of a Revolving Loan on the due date, in the amount of such Obligations. The proceeds of such Revolving Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Lender may, at its option, charge such Obligations against any operating, investment or other account of Borrowers maintained with Lender or any of its Affiliates.
2.2.3Conversion and Continuation Procedures.
(a) Subject to Section 2.2.1, Borrowers may, upon irrevocable written notice to Lender in accordance with clause (b) below:
(i)elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $250,000 and a higher integral multiple of $50,000) into Loans of the other type; or

Exhibit 10.1
(ii)elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $250,000 or a higher integral multiple of $50,000) for a new Interest Period;
provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $250,000 and an integral multiple of $50,000.
(b)Borrowers shall give written notice (each such written notice, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit D or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to Lender of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion, and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three (3) Business Days prior to the proposed date of such conversion or continuation, specifying in each case:
(i)the proposed date of conversion or continuation;
(ii)the aggregate amount of Loans to be converted or continued;
(iii)the type of Loans resulting from the proposed conversion or continuation; and
(iv)in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.
(c)If upon the expiration of any Interest Period applicable to LIBOR Loans, Borrowers have failed to select timely a new Interest Period to be applicable to such LIBOR Loans, Borrowers shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.
(d)Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 7.4.
2.3    Letter of Credit Procedures.
2.3.1L/C Applications.
Borrowers shall execute and deliver to the Issuing Lender the Master Letter of Credit Agreement from time to time in effect. A Borrower shall give notice to the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by such Borrower and in all respects satisfactory to the Issuing Lender, together with such other documentation as the Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Termination Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the scheduled Termination Date which is Cash Collateralized for the benefit of the Issuing Lender shall be the sole responsibility of the Issuing Lender. So long as the conditions precedent set forth in Section 12 with respect to the issuance of such Letter of Credit have been satisfied, the Issuing Lender shall issue such

Exhibit 10.1
Letter of Credit on the requested issuance date. In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

2.3.2Reimbursement Obligations.
(a)Borrowers hereby unconditionally and irrevocably agrees to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by Borrowers therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2.0%. The Issuing Lender shall notify Borrowers whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify Borrowers shall not affect the rights of the Issuing Lender in any manner whatsoever.
(b)    Borrowers’ reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by Lender under or in connection with any Letter of Credit or any related matters shall result in any liability of Lender to Borrowers, or relieve Borrowers of any of its obligations hereunder to any such Person.

2.4Notes.
At Lender's request, the Loans shall be evidenced by a Note, with appropriate insertions, payable to the order of Lender in a face principal amount equal to the sum of the Revolving Commitment plus the principal amount of the Term Loan.

2.5Recordkeeping.
Lender shall record in its records, the date and amount of each Loan made by Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise

Exhibit 10.1
affect the Obligations of Borrowers hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

2.6Co-Borrower Provisions.
(a)Each Borrower hereby absolutely and unconditionally guarantees to Lender, the prompt payment and performance when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations, including, without limitation, all costs, fees and expenses including, without limitation, all court costs and attorneys' and paralegals' fees and expenses paid or incurred by Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower or any other Loan Party. Each Borrower hereby agrees that it is jointly and severally liable for all of the Obligations as a primary obligor and not merely as surety. Each Borrower further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. The guaranty provided hereunder is a guaranty of payment and not of collection. Each Borrower waives any right to require Lender to sue any other Borrower or any other Loan Party, or otherwise to enforce its payment against any collateral securing all or any part of the Obligations. Each Borrower is jointly and severally liable for all amounts due to Lender under this Agreement and the other Loan Documents, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower acknowledges that Loans and/or any Letter of Credit may be issued to any one or more Borrowers and that each Borrower is jointly and severally liable for such Loans and/or any Letter of Credit issued by Lender.
(b)Lender shall not be required or obligated to take any of the following action prior to pursuing any rights or remedies Lender may have against any Borrower: (1) take any action to collect from, or to file any claim of any kind against, any other Borrower, any guarantor, or any other person or entity liable, jointly or severally, for the full and timely payment of any of the Obligations; (2) take any steps to protect, enforce, take possession of, perfect any interest in, foreclose or realize on any collateral or security, if any, securing the Obligations; or (3) in any other respect, exercise any diligence whatsoever in enforcing, collecting or attempting to collect any of the Obligations by any means.
(c)Each Borrower unconditionally and irrevocably waives each and every defense which would otherwise impair, restrict, diminish or affect any of the Obligations. Without limiting the foregoing, Lender shall have the exclusive right from time to time without impairing, restricting, diminishing or affecting any of the Obligations, and without notice of any kind to all Borrowers, to (1) provide additional financial accommodations to Borrowers; (2) accept partial payments on the Obligations; (3) take and hold collateral or security to secure the Obligations, or take any other guaranty to secure the Obligations; (4) in its sole discretion, apply any such collateral or security, and direct the order or manner of sale thereof, and the application of the proceeds thereof, subject to the terms of this Agreement and the Loan Documents; (5) release any guarantor or co-obligor of the Obligations; and (6) settle, release, compromise, collect or otherwise liquidate the Obligations or exchange, enforce, sell, lease, use, maintain, impair and release any collateral or security therefor in any manner, without affecting or impairing any of the Obligations hereunder.
(d)Each Borrower hereby unconditionally waives (1) notice of any default by Borrowers in the full and prompt payment of the Obligations, and (2) presentment, notice of dishonor, protest, demand for payment and any other notices of any kind.

Exhibit 10.1
(e)Each Borrower assumes full responsibility for keeping informed of (1) the financial condition of the other Borrowers; (2) the extent of the Obligations; and (3) all other circumstances bearing upon Borrowers or the risk of non-payment of the Obligations. Each Borrower agrees that Lender shall have no duty or obligation to advise, furnish or supply such Borrower of or with any information known to Lender, including, but not limited to, the financial condition of the other Borrowers, any other circumstances relating to non-payment of the Obligations or otherwise. If Lender, in its sole discretion, provides any advice or information to any Borrower, Lender shall be under no obligation to investigate the matters contained in such advice or information, or to correct such advice or information if Lender thereafter knows or should have known that such advice or information is misleading or untrue, in whole or in part, or to update or provide any other advice or information in the future.
(f)Each Borrower acknowledges and agrees that it may have a right of indemnification, subrogation, contribution and reimbursement from the other Borrowers, Lender or any guarantor of the Obligations based upon its execution of this Agreement. Each Borrower understands the benefits of having such rights, including, but not limited to, (1) such Borrower's right to reimbursement from the other Borrowers of all monies expended for the payment of the Obligations; and (2) such Borrower's subrogation to the rights of Lender after payment of the Obligations. No Borrower shall exercise any such rights of indemnification, subrogation, contribution or reimbursement from the other Borrowers, Lender or any guarantor of the Obligations prior to the indefeasible payment and satisfaction in full to Lender of the Obligations.
(g)Each Borrower appoints each other Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including, without limitation, the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers or any Borrower acting singly, shall be valid and effective if given or taken only by one Borrower, whether or not the other Borrowers join therein.
(h)The successful operation and condition of each Borrower is dependent on the continued successful performance of the functions of the group of the Borrowers as a whole and the successful operation of each Borrower is dependent on the successful performance and operation of each other Borrower. Each Borrower expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Borrowers and (ii) the credit extended by the Lender to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Borrower has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Borrower is within its purpose, will be of direct and indirect benefit to such Borrower, and is in its best interest.
SECTION 3.INTEREST.
3.1Interest Rates.
Borrowers promise to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

Exhibit 10.1
(a)at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and
(b)at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBO Rate applicable to each Interest Period for such Loan plus the LIBOR Margin from time to time in effect;
provided that at any time an Event of Default exists, at Lender's election, the interest rate applicable to each Loan shall be increased by 2% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus 2%). Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, such increase shall occur automatically. In no event shall interest payable by Borrowers to Lender hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.
3.2Interest Payment Dates.
Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan with respect to any LIBOR Loan with an Interest Period in excess of three (3) months, each day that is three (3) months after the first day of such Interest Period, but no less frequently than quarterly, upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

3.3Setting and Notice of LIBO Rates.
The applicable LIBO Rate for each Interest Period shall be determined by Lender, and notice thereof shall be given by Lender promptly to Borrowers. Each determination of the applicable LIBO Rate by Lender shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Lender shall, upon written request of Borrowers, deliver to Borrowers a statement showing the computations used by Lender in determining any applicable LIBO Rate hereunder.

3.4Computation of Interest.
Interest shall be computed for the actual number of days elapsed on the basis of a year of (a) 360 days for interest calculated at the LIBO Rate and (b) 365/366 days for interest calculated at the Base Rate. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

SECTION 4    FEES.
4.1Non-Use Fee.
Borrowers agree to pay to Lender, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of the difference between the Revolving Commitment and the average daily Revolving Outstandings during the period of calculation. Such non-use fee shall be payable in arrears on the first day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

Exhibit 10.1

4.2Letter of Credit Fees.
(a)Borrowers agree to pay to Lender a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, at Lender's election, the rate applicable to each Letter of Credit shall be increased by 2.0% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the first day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.
(b)In addition, with respect to each Letter of Credit, Borrowers agree to pay to the Issuing Lender (i) such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by Borrowers and the Issuing Lender.
4.3Closing Fee.
On or prior to the Closing Date, Borrowers shall pay to Lender a fully-earned, non-refundable closing fee in the amount of $257,000.

SECTION 5REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS.
5.1Reduction or Termination of the Revolving Commitment.
5.1.1Voluntary Reduction or Termination of the Revolving Commitment.
Borrowers may from time to time on at least five Business Days' prior written notice received by Lender permanently reduce the Revolving Commitment to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $250,000 or a higher integral multiple of $50,000. Concurrently with any reduction of the Revolving Commitment to zero, Borrowers shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

5.1.2Reserved.

5.2Prepayments.

5.2.1Voluntary Prepayments.
Borrowers may from time to time prepay the Loans in whole or in part; provided that Borrowers shall give Lender notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment

Exhibit 10.1
(which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment on the Term Loan shall be in an amount equal to $500,000 or a higher integral multiple of $50,000.

5.2.2Mandatory Prepayments.
(a)Borrowers shall make prepayments of the Term Loan until paid in full upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):
(i)    Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds.
(ii)    Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Capital Securities of any Loan Party (excluding (x) any issuance of Capital Securities pursuant to any employee or director option program, benefit plan or compensation program and (y) any issuance by a Subsidiary to any Borrower or another Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.
(iii)    Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by clauses (a) through (h) of Section 11.1), in an amount equal to 100% of such Net Cash Proceeds.
(iv)    Within 120 days after the end of each Fiscal Year (commencing with Fiscal Year 2021), in an amount equal to the ECF Percentage of Excess Cash Flow for such Fiscal Year.
(v)    Concurrently with the receipt by any Loan Party of any Net Cash Proceeds of any Extraordinary Receipts, 100% of such Net Cash Proceeds.
(vi)    Within two business days after receipt of KWH of any Net Cash Proceeds from any Cure Amount, an amount equal to 100% of such Net Cash Proceeds.
(b)If on any day the Revolving Outstandings exceeds the Revolving Commitment, Borrowers shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.
5.3Manner of Prepayments.
Each voluntary partial prepayment shall be in a principal amount of $100,000 or a higher integral multiple of $50,000. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 7.4. All prepayments of the Term Loan shall be applied in the inverse order of maturity to the remaining installments thereof. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBO Rate Loans in direct order of Interest Period maturities.

Exhibit 10.1
5.4Repayments.
5.4.1Revolving Loans.
The Revolving Loans shall be paid in full and the Revolving Commitment shall terminate on the Termination Date.

5.4.2Term Loan.
The Term Loan shall be paid in quarterly installments equal to $926,250 each payable on December 31, 2020, and on the last day of each calendar quarter thereafter. Unless sooner paid in full, the outstanding principal balance of the Term Loan shall be paid in full on the Term Loan Maturity Date.

SECTION 6MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.
6.1Making of Payments.
All payments of principal or interest on the Note(s), and of all fees, shall be made by Borrowers to Lender in immediately available funds at the office specified by Lender not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Lender on the following Business Day. All payments under Section 7.1 shall be made by Borrowers directly to Lender without setoff, counterclaim or other defense.

6.2Application of Certain Payments.
So long as no Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 5.2 and 5.3. After the occurrence and during the continuance of a Default or Event of Default, all amounts collected or received by Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as Lender shall determine in its discretion.

6.3Due Date Extension.
If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

6.4Setoff.
Each Borrower and each other Loan Party agrees that Lender has all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, each Borrower and each other Loan Party agrees that at any time any Event of Default exists, Lender may apply to the payment of any Obligations of any Borrower and any other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of any Borrower and any other Loan Party then or thereafter with Lender.

Exhibit 10.1
6.5Taxes.
(a)All payments made by a Loan Party hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by a Loan Party free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.
(b)If a Loan Party shall be required by applicable law to deduct any Taxes from or in respect of any sum payable to any Recipient hereunder or any other Loan Document: (i) such Loan Party shall make such deductions; (ii) such Loan Party shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law; and (iii) if the Taxes are Indemnified Taxes, the sum payable shall be increased by the Loan Party as much as shall be necessary so that after making all the required deductions (including deductions applicable to additional sums payable under this Section 6.5), the Recipient receives an amount equal to the sum it should have received had no such deductions been made. In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes. As soon as practicable after any payment of Taxes by the Loan Parties to a Governmental Authority pursuant to this Section, Borrowers shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.
(c)The Loan Parties shall jointly and severally indemnify, and within ten (10) days of demand therefor, pay Lender and each other Recipient for the full amount of Indemnified Taxes and other liabilities, expenses and costs related thereto (including without limitation, reasonable attorneys' or tax advisors' fees and disbursements and Taxes imposed on amounts received under this Section 6.5) that are paid by, or imposed on, Lender or such other Recipient (and any of their respective affiliates), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A demand as to the amount of such payment or liability delivered to the Loan Parties by a Lender, shall be conclusive absent manifest error.
(d)If Borrowers make any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, Borrowers shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 6.5(d)), the amount paid to Lender equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 6.5(d). To the extent Borrowers withhold any Taxes on payments hereunder or under any Loan Document, Borrowers shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Lender within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to Lender) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

Exhibit 10.1
SECTION 7INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.
7.1Increased Costs.
(a)If, after the date hereof, any Change in Law: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBO Rate pursuant to Section 3), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by Lender; (ii) subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loan, loan principal, letters of credit, commitments or other obligations, or its deposit reserves, other liabilities or capital attributable thereto; or (iii) shall impose on Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i), (ii) and (iii) above is to increase the cost to (or to impose a cost on) Lender (or any LIBOR Office of Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by Lender (or its LIBOR Office) (whether of principal, interest or any other amount) under this Agreement or under its Note with respect thereto, then upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrowers shall pay directly to Lender such additional amount as will compensate Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is nine months prior to the date on which Lender first made demand therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(b)If Lender shall reasonably determine that any Change in Law regarding capital adequacy, affecting Lender, or any lending office of Lender, or Lender’s holding company, if any, has or would have the effect of reducing the rate of return on Lender's or Lender’s holding company’s, if any, capital as a consequence of Lender's obligations hereunder or under any Letter of Credit to a level below that which Lender or such controlling Person could have achieved but for such Change in Law (taking into consideration Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by Lender or such controlling Person to be material, then from time to time, upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrowers shall pay to Lender such additional amount as will compensate Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is nine months prior to the date on which Lender first made demand therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
7.2Basis for Determining Interest Rate Inadequate or Unfair.
If on or prior to the first day of any Interest Period:

(a)Lender reasonably determines (which determination shall be binding and conclusive on Borrowers) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate; or

Exhibit 10.1
(b)Lender reasonably determines (which determination shall be binding and conclusive on Borrowers) that for any reason in connection with any request for a LIBOR Loan or a conversion thereto or a continuation thereof that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such LIBOR Loans, the LIBO Rate as determined by Lender will not adequately and fairly reflect the cost to Lender of maintaining or funding LIBOR Loans for such Interest Period or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of Lender materially affects such Loans;
then Lender shall promptly notify Borrowers and, so long as such circumstances shall continue, (i) Lender shall not be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan, until Lender revokes such notice.
7.3Changes in Law Rendering LIBOR Loans Unlawful.
If any Change in Law should make it (or in the good faith judgment of Lender cause a substantial question as to whether it is) unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender to make, maintain or fund LIBOR Loans or determine or charge interest rates based on the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) Lender shall have no obligation to make or continue LIBOR Loans or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by Lender which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an "Affected Loan") shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

7.4Funding Losses.
Borrowers hereby agree that upon demand by Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed) Borrowers will indemnify Lender against any net loss or expense which Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain any LIBOR Loan), as reasonably determined by Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 7.3), (b) any failure of Borrowers to borrow, prepay, convert or continue any Loan on a date specified therefor in a notice of borrowing, prepayment, conversion or continuation pursuant to this Agreement, (c) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period. For this purpose, all notices to Lender pursuant to this Agreement shall be deemed to be irrevocable and conclusive absent manifest error.

Exhibit 10.1
Borrowers shall pay Lender the amount shown as due on any such notice within 10 days after receipt thereof.

7.5Right of Lender to Fund through Other Offices.
Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by Lender and the obligation of Borrowers to repay such Loan shall nevertheless be to Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

7.6Discretion of Lender as to Manner of Funding.
Notwithstanding any provision of this Agreement to the contrary, Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBO Rate for such Interest Period.

7.7Mitigation of Circumstances.
Lender shall promptly notify Borrowers of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in Lender's sole judgment, otherwise disadvantageous to Lender) to mitigate or avoid, (i) any obligation by Borrowers to pay any amount pursuant to Sections 6.5 or 7.1 or (ii) the occurrence of any circumstances described in Sections 7.2 or 7.3 (and, if Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, Lender shall promptly so notify Borrowers). Without limiting the foregoing, Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrowers of) any event described in clause (i) or (ii) above and such designation will not, in Lender's sole judgment, be otherwise disadvantageous to Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

7.8Conclusiveness of Statements; Survival of Provisions.
Determinations and statements of Lender pursuant to Sections 7.1, 7.2, 7.3 or 7.4 shall be conclusive absent demonstrable error. Lender may use reasonable averaging and attribution methods in determining compensation under Sections 7.1 and 7.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Note(s), expiration or termination of the Letters of Credit and termination of this Agreement.

7.9Effect of Benchmark Transition Event.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Lender (without, except as specifically provided in the two following sentences, any action or consent by any other party to this Agreement) may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Chicago time) on the fifth (5th) Business Day after Lender has posted

Exhibit 10.1
such proposed amendment to Borrower. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Borrower has delivered to Lender written notice that Borrower accepts such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 7.9 will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Section 7.9, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 7.9.
(d)Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower will be deemed to have converted any pending request for a LIBOR Loan, and any conversion to or continuation of any LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period into a request for a borrowing of or conversion to Base Rate Loans.
SECTION 8COLLATERAL AND COLLATERAL ADMINISTRATION.
8.1Grant.
Each Loan Party hereby assigns and transfers to Lender and (to the extent provided herein) their Affiliates, a continuing security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations or the Loan Guarantor Obligations, as the case may be.

8.2Collateral Assignment of Rights under the Assigned Agreements.
Each Loan Party hereby irrevocably authorizes and empowers Lender or its agents, in their sole discretion, to assert, either directly or on behalf of any Loan Party, at any time that an Event of Default is in existence, any claims any Loan Party may from time to time have against the sellers or any of their affiliates with respect to any and all of the Contract Rights or with respect to any and all payments or other obligations due from the sellers or any of their affiliates to any Borrower under or pursuant to the Assigned Agreements (“Payments”), and to receive and collect any damages, awards and other monies resulting therefrom and to apply the same on account of the Secured Obligations. After the occurrence of any Event of Default, Lender may provide notice to the sellers or any of their affiliates under any Assigned Agreement that all Payments shall be made to or at the direction of Lender for so long as such

Exhibit 10.1
Event of Default shall be continuing. Following the delivery of any such notice, Lender shall promptly notify the sellers under the Assigned Agreement upon the termination or waiver of any such Event of Default. Each Loan Party hereby irrevocably makes, constitutes and appoints Lender (and all officers, employees, or agents designated by Lender) as such Loan Party's true and lawful attorney (and agent-in-fact) for the purpose of enabling Lender or its agents to assert and collect such claims and to apply such monies in the manner set forth hereinabove.

8.3Certain Matters Relating to Receivables.
(a)At any time and from time to time after the occurrence and during the continuance of an Event of Default, Lender shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Loan Party shall furnish all such assistance and information as Lender may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon Lender's request and at the expense of the relevant Loan Party, such Loan Party shall cause independent public accountants or others satisfactory to Lender to furnish to Lender reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.
(b)Lender hereby authorizes each Loan Party to collect such Loan Party's Receivables, and Lender may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If required by Lender at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Loan Party, (i) shall be forthwith (and, in any event, within 2 Business Days) deposited by such Loan Party in the exact form received, duly indorsed by such Loan Party to Lender if required, in a collateral account maintained under the sole dominion and control of Lender, subject to withdrawal by Lender for its own account only as provided in Section 8.7, and (ii) until so turned over, shall be held by such Loan Party in trust for Lender, segregated from other funds of such Loan Party. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(c)At any time and from time to time after the occurrence and during the continuance of an Event of Default, at Lender's request, each Loan Party shall deliver to Lender all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.
(d)Each Loan Party hereby irrevocably authorizes and empowers Lender, in Lender's sole discretion, at any time that after the occurrence and during the continuance of an Event of Default, to assert, either directly or on behalf of such Loan Party, any claim such Loan Party may from time to time have against the sellers under or with respect to the Assigned Agreements and to receive and collect any and all damages, awards and other monies resulting therefrom and to apply the same to the Obligations. Each Loan Party hereby irrevocably makes, constitutes and appoints Lender as its true and lawful attorney in fact for the purpose of enabling Lender to assert and collect such claims and to apply such monies in the manner set forth above, which appointment, being coupled with an interest, is irrevocable.
8.4Communications with Obligors; Loan Parties Remain Liable.
(a)Lender in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to Lender's satisfaction the existence, amount and terms of any Receivables.

Exhibit 10.1
(b)Upon the request of Lender at any time after the occurrence and during the continuance of an Event of Default, each Loan Party shall notify obligors on the Receivables that the Receivables have been assigned to Lender and that payments in respect thereof shall be made directly to Lender.
(c)Anything herein to the contrary notwithstanding, each Loan Party shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Lender shall have no obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Lender of any payment relating thereto, nor shall Lender be obligated in any manner to perform any of the obligations of any Loan Party under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
(d)For the purpose of enabling Lender to exercise rights and remedies under this Agreement, each Loan Party hereby grants to Lender an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Loan Party) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Loan Party, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.
8.5Investment Property.
(a)Unless an Event of Default shall have occurred and be continuing and Lender shall have given notice to the relevant Loan Party of Lender's intent to exercise its corresponding rights pursuant to Section 8.5(b), each Loan Party shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in this Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could materially impair the Collateral or which would conflict with or result in any violation of any provision of this Agreement or any other Loan Document.
(b)If an Event of Default shall occur and be continuing and Lender shall give notice of its intent to exercise such rights to the relevant Loan Party or Loan Parties, (i) Lender shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as Lender may determine, and (ii) any or all of the Investment Property shall be registered in the name of Lender or its nominee, it being acknowledged by each Loan Party (in its capacity as Loan Party and, if such Loan Party is an Issuer of any Investment Property, as Issuer) that such transfer and registration may be effected by Lender by the delivery of a Registration Page to the applicable Issuer reflecting Lender or its designee as the holder of such Investment Property, or otherwise by Lender through its irrevocable appointment as attorney-in-fact pursuant to this Agreement and each Irrevocable Proxy, and (iii) Lender or its nominee may thereafter exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the

Exhibit 10.1
right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Loan Party or Lender of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it, but Lender shall have no duty to any Loan Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)Each Loan Party hereby authorizes and instructs each Issuer of any Investment Property pledged by such Loan Party hereunder to (i) comply with any instruction received by it from Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Loan Party, and each Loan Party agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to Lender.
(d)Any transfer to Lender or its nominee, or registration in the name of Lender or its nominee, of the whole or any part of the Investment Property, whether by the delivery of a Registration Page to an Issuer or otherwise, shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of the Investment Property. Notwithstanding any delivery or modification of a Registration Page or exercise of an Irrevocable Proxy, Lender shall not be deemed the owner of, or assume any obligations of the owner or holder of any Investment Property unless and until Lender accepts such obligations in writing or otherwise takes steps to foreclose its security interest in the Investment Property and become the owner thereof under applicable law (including via sale as described in this Agreement).
8.6Proceeds to be Turned Over to Lender.
In addition to the rights of Lender specified in Section 8.3 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Loan Party consisting of cash, checks and other cash equivalent items shall be held by such Loan Party in trust for Lender, segregated from other funds of such Loan Party, and shall, forthwith upon receipt by such Loan Party, be turned over to Lender in the exact form received by such Loan Party (duly indorsed by such Loan Party to Lender, if required). All Proceeds received by Lender hereunder shall be held by Lender in a collateral account maintained under its sole dominion and control. All Proceeds, while held by Lender in any collateral account (or by such Loan Party in trust for Lender) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 8.7.

8.7Application of Proceeds.
At such intervals as may be agreed upon by Borrowers and Lender, or, if an Event of Default shall have occurred and be continuing, at any time at Lender's election, Lender may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as Lender shall determine in its discretion. Any part of such funds which Lender elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Lender to the applicable Loan Party or to whomsoever may be

Exhibit 10.1
lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the applicable Loan Party or to whomsoever may be lawfully entitled to receive the same. In the absence of a specific determination by Lender, the Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations shall be applied in the following order:

    FIRST, to the payment of all fees, costs, expenses and indemnities of Lender (in its capacity as such), including Attorney Costs, and any other Secured Obligations owing to Lender in respect of sums advanced by Lender to preserve the Collateral or to preserve its security interest in the Collateral, until paid in full;
    SECOND, to the payment of all fees, costs, expenses and indemnities of Lender, until paid in full;
    THIRD, to the payment of all of the Secured Obligations in respect of the Swing Line Loans to the Swing Line Lender, until paid in full;
    FOURTH, to the payment of all of the Secured Obligations (other than Hedging Obligations and other Bank Product Obligations) consisting of accrued and unpaid interest owing to Lender, until paid in full;
    FIFTH, to the payment of all Secured Obligations consisting of principal or Hedging Obligations owing to Lender, until paid in full;
    SIXTH, to the payment of Lender an amount equal to all Secured Obligations in respect of outstanding Letters of Credit to be held as cash collateral in respect of such obligations;
    SEVENTH, to the payment of all Bank Products Obligations (other than Hedging Obligations) owing to Lender or its Affiliates, until paid in full;
    EIGHTH, to the payment of all other Secured Obligations owing to Lender, until paid in full; and
    NINTH, to the payment of any remaining Proceeds, if any, to whomever may be lawfully entitled to receive such amounts.
8.8Code and Other Remedies.
If an Event of Default shall occur and be continuing, Lender, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or

Exhibit 10.1
for future delivery with assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released. Each Loan Party further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at such Loan Party's premises or elsewhere. Lender shall apply the net proceeds of any action taken by it pursuant to this Section 8.8, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including Attorney Costs to the payment in whole or in part of the Secured Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, each Loan Party waives all claims, damages and demands it may acquire against Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

8.9Sale of Pledged Equity.
(a)Each Loan Party recognizes that Lender may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(b)Each Loan Party agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 8.9 valid and binding and in compliance with applicable law. Each Loan Party further agrees that a breach of any of the covenants contained in this Section 8.9 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.9 shall be specifically enforceable against such Loan Party, and such Loan Party hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement.
8.10Waiver; Deficiency.
Each Loan Party waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC. Each Loan Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by Lender to collect such deficiency.

8.11Lender's Appointment as Attorney-in-Fact, etc.

Exhibit 10.1
(a)Each Loan Party hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Loan Party and in the name of such Loan Party or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Loan Party hereby gives Lender the power and right, on behalf of and at the expense of such Loan Party, without notice to or assent by such Loan Party, to do any or all of the following:
(i)in the name of such Loan Party or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Lender may request to evidence Lender's security interest in such Intellectual Property and the goodwill and general intangibles of such Loan Party relating thereto or represented thereby;
(iii)discharge Liens levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)execute, in connection with any sale provided for in Section 8.8 or 8.9, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)(1) vote the Investment Property in any manner Lender deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be, (2) transfer and register in its name or in the name of its nominee the whole or any part of the Investment Property, (3) receive and collect any dividend or other payment or distribution in respect of or in exchange for the Investment Property and (4) take all such other actions with respect to Investment Property authorized under Section 8.5 or 8.9 or otherwise authorized by this Agreement or the other Loan Documents; and
(vi)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Loan Party with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Lender may deem appropriate; (7) assign any

Exhibit 10.1
Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine; (8) vote any right or interest with respect to any Investment Property; (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as Lender may deem appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and do, at Lender's option and such Loan Party's expense, at any time, or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Loan Party might do.
THE POWER-OF-ATTORNEY AND PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (X) THE SECURED OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER GOVERNING DOCUMENTATION, AS APPLICABLE, (Y) LENDER HAS NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OTHER DOCUMENTS, AND (Z) ANY COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD THAT ANY SUCH COMMITMENTS OR SECURED OBLIGATIONS WILL CONTINUE TO BE EFFECTIVE OR AUTOMATICALLY REINSTATED, AS THE CASE MAY BE, IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE SECURED OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY LENDER FOR ANY REASON, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE SECURED OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEY COSTS AND DISBURSEMENTS) INCURRED BY LENDER IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL BE DEEMED TO BE INCLUDED AS A PART OF THE SECURED OBLIGATIONS) (THE OCCURRENCE OF THE FOREGOING, "TERMINATION")). SUCH APPOINTMENT OF LENDER AS PROXY AND ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN THE CERTIFICATE OF INCORPORATION, CERTIFICATE OF FORMATION, ARTICLES OF ORGANIZATION, BY-LAWS, LIMITED LIABILITY COMPANY AGREEMENTS OR OTHER ORGANIZATIONAL DOCUMENTS OF ANY LOAN PARTY OR ISSUER OR CORPORATE OR LIMITED LIABILITY COMPANY LAW, AS APPLICABLE, OF THE STATE OF ILLINOIS, OR ANY OTHER STATE OF ORGANIZATION OF ANY GRANTOR OR ISSUER. SUCH PROXY SHALL BE EFFECTIVE AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY INVESTMENT PROPERTY ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE INVESTMENT PROPERTY OR ANY OFFICER OR LENDER THEREOF). IN ORDER TO FURTHER AFFECT THE TRANSFER OF RIGHTS WITH RESPECT TO PLEDGED EQUITY SET FORTH IN SECTION 8.5, SECTION 8.9 OR ANY OTHER PROVISION OF THIS AGREEMENT IN FAVOR OF LENDER, LENDER SHALL HAVE THE RIGHT, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO PRESENT TO ANY ISSUER AN IRREVOCABLE PROXY AND/OR REGISTRATION PAGE.

Exhibit 10.1
Upon exercise of the proxy set forth herein, all prior proxies given by any Loan Party with respect to any of the Investment Property (other than to Lender or otherwise pursuant to the Loan Documents) are hereby revoked, and no subsequent proxies (other than to Lender or otherwise under the Loan Documents) will be given with respect to any of the Investment Property. Lender, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Investment Property at any and all times, including but not limited to, at any meeting of shareholders, partners or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Lender shall have no agency, fiduciary or other implied duties to any Loan Party or any other party when acting in its capacity as such attorney-in-fact or proxy. Each Loan Party hereby waives and releases any claims that it may otherwise have against Lender with respect to any breach or alleged breach of any such agency, fiduciary or other duty. Notwithstanding the foregoing grant of a power of attorney and proxy, Lender shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

Anything in this Section 8.11(a) to the contrary notwithstanding, Lender agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.11(a) unless an Event of Default shall have occurred and be continuing.
(b)If any Loan Party fails to perform or comply with any of its agreements contained herein, Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)Each Loan Party hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
8.12Duty of Lender.
Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Loan Party or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Loan Party for any act or failure to act hereunder.

8.13Acknowledgements.
Each Loan Party hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

Exhibit 10.1
(b)Lender has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby the Loan Parties and Lender.
8.14Additional Parties.
Each Loan Party that is required to become a party to this Agreement pursuant to Section 10.9(a) of this Agreement shall become a Loan Party for all purposes of this Agreement upon execution and delivery by such Loan Party of a joinder agreement in form and substance satisfactory to Lender.

8.15Releases.
(a)At such time as the Secured Obligations have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Lender and each Loan Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Party. At the request and sole expense of any Loan Party following any such termination, Lender shall deliver to the Loan Parties any Collateral held by Lender hereunder, and execute and deliver to the Loan Parties such documents as the Loan Parties shall reasonably request to evidence such termination.
(b)If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement, then Lender, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of Borrowers, a Loan Guarantor shall be released from its obligations hereunder in the event that all the equity interests of such Loan Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement; provided that Borrowers shall have delivered to Lender, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Loan Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Borrowers stating that such transaction is in compliance with this Agreement and the other Loan Documents.
8.16Obligations and Liens Absolute and Unconditional.
Each Loan Party understands and agrees that the obligations of each Loan Party under this Agreement shall be construed as continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Loan Party or any other Person against Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Loan Party for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Loan Party or Lender may, but shall be

Exhibit 10.1
under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Loan Party or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Loan Party or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Loan Party or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Loan Party of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender against any Loan Party. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

8.17Reinstatement.
This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Loan Party or any Issuer for liquidation or reorganization, should Loan Party or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of a Loan Party's or an Issuer's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 9REPRESENTATIONS AND WARRANTIES.
To induce Lender to enter into this Agreement and to induce Lender to make Loans and issue Letters of Credit hereunder, each Loan Party represents and warrants to Lender that, both before and after giving effect to the PWI Purchase Transaction:
9.1Organization.
Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2Authorization; No Conflict.
Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Borrower is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by any Borrower hereunder, do not and will not (a) require any consent or approval of any Governmental Authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result

Exhibit 10.1
in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Lender created pursuant to the Collateral Documents).

9.3Validity and Binding Nature.
Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

9.4Financial Condition.
The audited consolidated financial statements of Borrowers (other than PWI Holdings) and their Subsidiaries as at December 31, 2019 and the unaudited consolidated financial statements of Borrowers (other than PWI Holdings) and their Subsidiaries as at June 30, 2020, copies of each of which have been delivered to Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of Borrowers and their Subsidiaries as at such dates and the results of their operations for the periods then ended.

9.5No Material Adverse Change.
Since Borrowers’ most recent Fiscal Year End, December 31, 2019, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Loan Parties, other than PWI Holdings, taken as a whole, except for the COVID-19 Impact; and to the knowledge of the Borrowers other than PWI Holdings, since June 30, 2020, there has been no material adverse change in the financial condition, operations, assets, business or properties of PWI Holdings, except for the COVID-19 Impact.

9.6Litigation and Contingent Liabilities.
No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to any Loan Parties' knowledge, threatened against any Loan Party which could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 11.1.

9.7Ownership of Properties; Liens.
Each Loan Party owns good and, in the case of real property (other than leased real property), marketable title to all properties and assets owned by such Loan Party, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.2. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to Lender or payoff letters satisfactory to Lender in its reasonable determination have been delivered to Lender with respect to the Debt to be repaid.

Exhibit 10.1
9.8Equity Ownership; Subsidiaries.
All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of Lender, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 9.8 sets forth the issued authorized Capital Securities of each Loan Party as of the Closing Date. As of the Closing Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party.

9.9Employee Benefit Plans.
(a)Except as could not reasonably be expected to have a Material Adverse Effect, each Plan complies with, and has been operated in all material respects in accordance with, all applicable laws, including ERISA and the Code, and the terms of such Plan; (ii) any Plan intended by a Loan Party to be qualified under Section 401 of the Code is so qualified, and (iii) no Loan Party has any liability for damages, fines, penalties, excise taxes, or other similar amounts with respect to any Plan which in the aggregate could reasonably be expected to have a Material Adverse Effect.
(b)The Unfunded Liability of all Pension Plans does not in the aggregate exceed twenty percent of the Total Plan Liability for all such Pension Plans. Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of any Loan Party, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or any Loan Party or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. No Loan Party nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, no Loan Party nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.
(c)All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Loan Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; no Loan Party nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and no Loan Party nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

Exhibit 10.1
9.10Investment Company Act.
No Loan Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," within the meaning of the Investment Company Act of 1940.

9.11Compliance with Laws.
Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.12Regulation U.
Borrowers are not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.13Taxes.
Each Loan Party other than PWI Holdings has, and to the knowledge of the Loan Parties other than PWI Holdings, PWI Holdings has, timely filed all Tax returns and reports required by law to have been filed by it and has paid all Taxes and governmental charges due and payable with respect to such return or otherwise owing by a Loan Party, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and such proceedings stay the enforcement and collection upon any Lien for such Taxes. The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all Taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

9.14Solvency, etc.
On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to each Loan Party, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

Exhibit 10.1
9.15Environmental Matters.
The on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any Loan Party and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal, of any Loan Party that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances.

9.16Insurance.
Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party). Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

9.17Real Property; Collateral Locations.
Set forth on Schedule 9.17 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property. On the date hereof, Schedule 9.17 sets forth (a) each place of business of each Loan Party (including its chief executive office), (b) all locations where all Equipment owned by each Loan Party is kept, except with respect to Equipment with a fair market value of less than $100,000.00 (in the aggregate for all Loan Parties) which may be located at other locations and (c) whether each such Collateral location and place of business (including each Loan Party's chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 9.17.

Exhibit 10.1
9.18Information.
All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Lender that any projections and forecasts provided by Borrowers are based on good faith estimates and assumptions believed by Borrowers to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results). The foregoing representations and warranties in this Section 9.18 with respect to PWI Holdings are made to the knowledge of the Loan Parties other than PWI Holdings.

9.19Intellectual Property.
Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

9.20Burdensome Obligations.
No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

9.21Labor Matters.
Except as set forth on Schedule 9.21, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

9.22Anti-Terrorism Laws.
(a)No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the "Anti-Terrorism Laws"), including the United States Executive Order No. 13224 on Terrorist Financing (the "Anti-Terrorism Order") and the Patriot Act.
(b)No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Subsidiary thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (iii) commits, threatens or conspires to commit or supports "terrorism" as defined in the Anti-Terrorism Order or (iv) is named as a "specially designated national and blocked person" in the most current list published by OFAC.

Exhibit 10.1
(c)No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Affiliate thereof) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (b)(i) through (b)(iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
9.23No Default.
No Default or Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

9.24Sanctions; Anti-Corruption.
(a)Sanctioned Persons. None of any Borrower, any Borrower’s Subsidiaries or any director, officer, employee, agent, or affiliate of any Borrower or any Borrower’s Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (i) the subject/target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
(b)Dealings with Sanctioned Persons. For the past five years, no Borrower other than PWI Holdings nor any of its Subsidiaries, and to the knowledge of any Borrower other than PWI Holdings, neither PWI Holdings or any of its Subsidiaries, has knowingly engaged in, or is now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.
(c)Anti-Corruption Laws. Borrowers, their Subsidiaries and their respective directors, officers and employees and, to the knowledge of Borrowers, the agents of Borrowers and their Subsidiaries, are in compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law in all material respects. Borrowers and their Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance therewith.
9.25Patriot Act.
To the extent applicable, each of the Borrowers and their Subsidiaries are in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act.

9.26Reserved.
9.27PWI Purchase Agreements, etc.
(a)Borrowers have heretofore furnished Lender a true and correct copy of the PWI Purchase Documents.

Exhibit 10.1
(b)Each Loan Party and, to each Loan Party's knowledge, each other party to the PWI Purchase Documents, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the PWI Purchase Documents and the consummation of transactions contemplated thereby.
(c)The PWI Purchase Transaction complies with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Loan Parties and, to each Loan Party's knowledge, each other party to the PWI Purchase Documents in connection with the PWI Purchase Transaction will be, prior to consummation of the PWI Purchase Transaction, duly obtained and will be in full force and effect. As of the date of the PWI Purchase Documents, all applicable waiting periods with respect to the PWI Purchase Transaction will have expired without any action being taken by any competent Governmental Authority which restrains, prevents or imposes material adverse conditions upon the consummation of the PWI Purchase Transaction.
(d)The execution and delivery of the PWI Purchase Agreement did not, and the consummation of the PWI Purchase Transaction will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Loan Party or, to any Loan Party's knowledge, any other party to the PWI Purchase Documents, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to Loan Party's knowledge, to which any other party to the PWI Purchase Documents is a party or by which any such party is bound.
(e)No statement or representation made in the PWI Purchase Agreement by any Loan Party or, to any Loan Party's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

9.28Subordinated Debt.
The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by Lender. All Obligations constitute Senior Debt entitled to the benefits of the subordination provisions contained in the Subordinated Debt. Each Loan Party acknowledges that Lender is entering into this Agreement and are extending the Commitments and making the Loans in reliance upon the subordination provisions of the Subordinated Debt and this Section 9.28.

9.29Perfected First Priority Liens.
The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 9.29 (which, in the case of all filings and other documents referred to on Schedule 9.29, have been delivered to Lender in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of Lender as collateral security for each Loan Party's Obligations, enforceable in accordance with the terms hereof against all creditors of each Loan Party and any Persons purporting to purchase any Collateral from each Loan Party and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens for which priority

Exhibit 10.1
is accorded under applicable law. The filings and other actions specified on Schedule 9.29 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

9.30Loan Party Information.
On the date hereof, Schedule 9.30 sets forth (a) each Loan Party's jurisdiction of organization, (b) the location of each Loan Party's chief executive office, (c) each Loan Party's exact legal name as it appears on its organizational documents and (d) each Loan Party's organizational identification number (to the extent a Loan Party is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

9.31Certain Property.
None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health Care Insurance Receivables or (c) vessels, aircraft or any other property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction, except for personal vehicles owned by the Loan Parties and used by employees of the Loan Parties in the ordinary course of business with an aggregate fair market value of less than $100,000.00 (in the aggregate for all Loan Parties).

9.32Investment Property.
(a)The Pledged Equity pledged by each Loan Party hereunder constitute all the issued and outstanding equity interests of each Issuer owned by such Loan Party or, in the case of any foreign Subsidiary, 65% of all issued and outstanding equity interests of such foreign Subsidiary.
(b)All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable. Except as provided in Section 10.14(a) hereof, all certificates, if any, evidencing the Pledged Equity pledged by a Loan Party hereunder as of the date hereof has been delivered to Lender. No Issuer of Pledged Equity has elected pursuant to the provision of Section 8-103 of the UCC to provide that its equity interest are securities governed by Article 8 of the UCC.
(c)Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).
(d)Schedule 9.32 lists all Investment Property owned by each Loan Party. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.
9.33Receivables.
(a)No amount in excess of $50,000 payable to such Loan Party under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to Lender.
(b)No obligor on any Receivable in an amount greater than $50,000 is a Governmental Authority.

Exhibit 10.1
(c)The amounts represented by such Loan Party to Lender from time to time as owing to such Loan Party in respect of the Receivables (to the extent such representations are required by any of the Loan Documents) will at all such times be materially accurate.
9.34Intellectual Property.
(a)Schedule 9.34 lists all Intellectual Property owned by such Loan Party in its own name on the date hereof.
(b)On the date hereof, all material Intellectual Property owned by any Loan Party is valid, subsisting, unexpired and enforceable and has not been abandoned.
(c)Except as set forth in Schedule 9.34, none of the material Intellectual Property is the subject of any licensing or franchise agreement in excess of $250,000 pursuant to which such Loan Party is the licensor or franchisor.
(d)Each Loan Party owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the businesses of such Loan Party, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.
9.35Depositary and Other Accounts.
All depositary and other accounts (other than Excluded Accounts) maintained by each Loan Party are described on Schedule 9.35 hereto, which description includes for each such account the name of the Loan Party maintaining such account, the name, address, telephone and fax numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account. On or before the date which is 120 days after the Closing Date, Borrowers shall close each of their bank accounts listed on Schedule 9.35, Borrowers shall also make reasonable efforts to obtain any consents necessary to close the Excluded Accounts within 120 days after the Closing Date.

9.36Holdings.
KWH has not engaged in any activities other than acting as a holding company of each other Borrower and transactions incidental thereto and holds no assets other than all of the issued and outstanding Capital Securities of each other Borrower.

SECTION 10AFFIRMATIVE COVENANTS.
Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, each Loan Party agrees that, unless at any time Lender shall otherwise expressly consent in writing, it will:

10.1Reports, Certificates and Other Information.

Exhibit 10.1
Furnish to Lender:

10.1.1Annual Report.
Promptly when available and in any event within 120 days after the close of each Fiscal Year: (a) a copy of the consolidated annual audit report of KWH and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by Borrowers and reasonably acceptable to Lender, together with (i) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that Borrowers were not in compliance with any provision of Sections 11.1, 11.3, 11.4 or 11.14 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that Borrowers were not in compliance with any such provision, describing such non-compliance in reasonable detail and (ii) a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year prepared by the Borrowers; (b) a consolidating balance sheet of the Borrowers as of the end of such Fiscal Year and consolidating statement of earnings and cash flows for each Borrower and its Subsidiaries for such Fiscal Year, certified by a Senior Officer of Borrowers, and (c) a Consolidated Loss Ratio, together with supporting documentation in form and substance acceptable to Lender.

10.1.2Interim Reports.
Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of Borrowers and their Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of Borrowers.

10.1.3Compliance Certificates.
Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Senior Officer of Borrowers, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 11.14 and to the effect that such officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of Borrowers’ management setting forth a discussion of Borrowers’ financial condition, changes in financial condition and results of operations.

10.1.4Reports to the SEC and to Shareholders.
Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally. Documents required to be delivered pursuant to this section shall be deemed to have been

Exhibit 10.1
delivered on the date on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR)

10.1.5Notice of Default, Litigation, ERISA and other Matters.
Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the applicable Loan Party or the Subsidiary affected thereby with respect thereto:

(a)the occurrence of an Event of Default or a Default;
(b)any litigation, arbitration or governmental investigation or proceeding not previously disclosed by any Loan Party to Lender which has been instituted or, to the knowledge of any Loan Party, is threatened against any Loan Party or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;
(c)the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that a Loan Party furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of a Loan Party with respect to any post-retirement welfare benefit plan or other Plan, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent the receipt of any notice from a Governmental Authority that any Plan intended to be qualified under Section 401 of the Code is not so qualified or that damages, fines, excise taxes, or penalties may be imposed on any Loan Party with respect to a Plan;
(d)any cancellation in any insurance maintained by an Loan Party or any material change in any insurance maintained by any Loan Party that would reasonable be expected to be adverse to Lender;
(e)any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect,
(f)any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of Lender to exercise any of its remedies hereunder; or
(g)the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereby.
10.1.6Reserved.

Exhibit 10.1
10.1.7Management Reports.
Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrowers by independent auditors in connection with the reports required to be furnished to Lender pursuant to Section 10.1.1.

10.1.8Projections.
As soon as practicable, and in any event not later than 30 days after the commencement of each Fiscal Year, financial projections for Borrowers and their Subsidiaries for such Fiscal Year (including monthly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by Borrowers to Lender prior to the Closing Date or otherwise in a manner reasonably satisfactory to Lender accompanied by a certificate of a Senior Officer of Borrowers on behalf of Borrowers to the effect that (a) such projections were prepared by Borrowers in good faith, (b) Borrowers have a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

10.1.9Subordinated Debt and PWI Purchase Transaction Notices.
Promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt or in connection with the PWI Purchase Transaction.

10.1.10Updated Schedules. Upon Lender’s request after the occurrence and during the continuance of an Event of Default or upon Borrowers’ knowledge of any material change in the scheduled information provided as of the Closing Date, Borrowers shall provide updated versions of Schedules 9.17, 9.21, 9.29, 9.30, 9.32, 9.34, 9.35 and 10.18 showing information as of the date of such updated schedule (it being agreed and understood that this requirement shall be in addition to the other notice and delivery requirements set forth herein).
10.1.11Reserved.
10.1.12Other Information.
Promptly from time to time, such other information (including, without limitation, business or financial data, reports, appraisals and projections) concerning the Loan Parties, their properties or business, as Lender may reasonably request.

10.2Books, Records and Inspections.
Keep its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit Lender or any representative thereof to inspect the properties and operations of the Loan Parties; and permit at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), Lender or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and each Loan Party hereby authorizes such independent auditors to discuss such financial matters with Lender or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit Lender and its representatives to inspect the tangible assets of the Loan Parties, to perform appraisals of the equipment of the Loan Parties, and to

Exhibit 10.1
inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Accounts and any other Collateral. One such inspection or audit in any twelve month period by Lender shall be at Borrowers' expense, unless an Event of Default has occurred and is continuing.

10.3Maintenance of Property; Insurance.
(a)Use commercially reasonable efforts to keep all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.
(b)Maintain with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.16 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of Lender, furnish to Lender original or electronic copies of policies evidencing such insurance, and a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. Borrowers shall cause each issuer of an insurance policy to provide Lender with an endorsement (i) showing Lender as loss payee with respect to each policy of property or casualty insurance and naming Lender as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days' (except for non-payment of premium, in which case a 10 days’) notice will be given to Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to Lender. Upon request of the Lender, each Loan Party shall execute and deliver to Lender a collateral assignment, in form and substance satisfactory to Lender, of each business interruption insurance policy maintained by such Loan Party.
(c)UNLESS BORROWERS PROVIDES LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, LENDER MAY PURCHASE INSURANCE AT BORROWERS’ EXPENSE TO PROTECT LENDER'S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY'S INTERESTS. THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. BORROWERS MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT ONLY AFTER PROVIDING LENDER WITH EVIDENCE THAT BORROWERS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF LENDER PURCHASES INSURANCE FOR THE COLLATERAL, BORROWERS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.
10.4Compliance with Laws; Payment of Taxes and Liabilities.

Exhibit 10.1
(a)Comply in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC, Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations and (d) pay prior to delinquency, all Taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.
10.5Maintenance of Existence, etc.
Maintain and preserve (subject to Section 11.5) (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6Use of Proceeds.
Use the proceeds of the Loans, and the Letters of Credit, solely to finance the PWI Purchase Transaction, for working capital purposes, to repay the Debt to be Repaid in accordance with Section 12.1.1, for Capital Expenditures and for other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock. Notwithstanding the foregoing, the Revolving Loan shall not be used to pay dividends, distributions and other redemption or other payments to any owner of Borrowers’ Capital Securities.

10.7Employee Benefit Plans.
(a)Maintain, and cause each other member of the Controlled Group to maintain, each Plan in substantial compliance with all applicable requirements of law and regulations.
(b)Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.
(c)Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

Exhibit 10.1
10.8Environmental Matters.
If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred in violation of any Environmental Laws, on any real property or any other assets owned by any Loan Party the applicable Loan Party shall cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply in all material respects with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the applicable Loan Party shall comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, each Loan Party shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance in all material respects with Environmental Laws.

10.9Further Assurances.
(a)Take such actions as are necessary or as Lender may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by a first priority perfected Lien in favor of Lender (subject to Permitted Liens) on substantially all of the assets of each Borrower and each Loan Party (as well as all Capital Securities of each Subsidiary) and guaranteed by each Loan Party (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case as Lender may determine, including (i) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (ii) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.
(b)At any time and from time to time, upon the written request of Lender, and at the sole expense of such Loan Party, such Loan Party will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable Lender to obtain "control" (within the meaning of the applicable UCC) with respect thereto.
10.10Deposit Accounts.
Unless Lender otherwise consents in writing, in order to facilitate Lender's maintenance and monitoring of their security interests in the collateral, maintain all of their principal deposit accounts other than the Excluded Accounts with Lender. Borrowers shall use reasonable efforts to obtain any necessary consents and move the Excluded Accounts to Lender within 120 days after the Closing Date, and the parties agree that the failure to obtain any such consent shall not be a Default under this Agreement.

10.11Interest Rate Protection. Enter into and thereafter maintain for the term of this Agreement, not later than 90 days after the Closing Date, a Hedging Agreement with a term of at least three (3) years on an International Swaps and Derivatives Association, Inc. standard form with Lender or with another counterparty reasonably acceptable to Lender to hedge the interest rate with respect to up to 50.0% of the principal amount of the Term Loan in form and substance reasonably satisfactory to Lender.

Exhibit 10.1
10.12Delivery of Instruments, Certificated Securities and Chattel Paper.
If any amount payable under or in connection with any of the Collateral in excess of $100,000.00 (in the aggregate for all Loan Parties) shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to Lender, duly indorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Loan Party shall cause Lender to have control thereof within the meaning set forth in Section 9-105 of the UCC. In the event that an Unmatured Event of Default or Event of Default shall have occurred and be continuing, upon the request of Lender, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to Lender and at such time being held by any Loan Party shall be immediately delivered to Lender, duly indorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Loan Party shall cause Lender to have control thereof within the meaning set forth in Section 9-105 of the UCC.

10.13Maintenance of Perfected Security Interest; Further Documentation.
(a)Such Loan Party shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 9.28 and shall defend such security interest against the claims and demands of all Persons whomsoever.
(b)Such Loan Party will furnish to Lender from time to time, but not more frequently than one time during any Fiscal Year absent the existence of an Event of Default, statements and schedules further identifying and describing the assets and property of such Loan Party and such other reports in connection therewith as Lender may reasonably request, all in reasonable detail.
(c)Changes in Locations, Name, etc. Such Loan Party shall not, except upon 30 days' prior written notice to Lender and delivery to Lender of (a) all additional financing statements and other documents reasonably requested by Lender as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 9.17 showing any additional location at which Equipment shall be kept:
    (i)    permit any of the Equipment to be kept at a location other than those listed on Schedule 9.17;
    (ii)    change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 9.17 or in any subsequent notice delivered pursuant to this Section 10.13; or
    (iii)    change its name, identity or corporate structure.
10.14Investment Property.
(a)All certificates and/or instruments evidencing the Pledged Equity on the date hereof shall be delivered to Lender pursuant hereto. All Pledged Equity shall be accompanied by (i) duly executed instruments of transfer to be assigned in blank (“Instrument of Transfer”), substantially in the form of Exhibit E attached hereto or otherwise in form and substance satisfactory to Lender, (ii) a duly executed irrevocable proxy (“Irrevocable Proxy”), substantially in the form of Exhibit F hereto or otherwise in form and substance satisfactory to Lender and (iii) a duly acknowledged equity interest registration page in blank (“Registration Page”), from the applicable Issuer, substantially in the form of Exhibit G hereto

Exhibit 10.1
or otherwise in form and substance satisfactory to Lender. If such Loan Party shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Loan Party shall accept the same as the agent of Lender, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly indorsed by such Loan Party to Lender, if required, together with an undated Instrument of Transfer covering such certificate duly executed in blank by such Loan Party and with, if Lender so requests, signature guarantied, to be held by Lender, subject to the terms hereof, as additional Collateral for the Secured Obligations. If any Loan Party acquires Pledged Equity with respect to any Issuer following the date hereof that is not an Issuer of Pledged Equity as of the date hereof, such Loan shall deliver an executed Irrevocable Proxy and Registration Page with respect to such new Issuer to Lender. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to Lender to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Lender, be delivered to Lender to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Loan Party, such Loan Party shall, until such money or property is paid or delivered to Lender, hold such money or property in trust for Lender, segregated from other funds of such Loan Party, as additional Collateral for the Secured Obligations. Notwithstanding the foregoing, the certificates, Instruments of Transfer, Irrevocable Proxy and Registration Page for each of Pledged Equity in Geminus Reinsurance and Preferred Nationwide Reinsurance shall be delivered promptly upon receipt of applicable regulatory approval for the pledge thereof, for which approval the Loan Parties have applied and will diligently pursue until received.
(b)Without the prior written consent of Lender, such Loan Party will not (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, except, in each case, as permitted by this Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by this Agreement) other than, with respect to Investment Property not constituting Pledged Equity or Pledged Notes, any such action which is not prohibited by this Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into any agreement or undertaking restricting the right or ability of such Loan Party or Lender to sell, assign or transfer any of the Investment Property or Proceeds thereof, except, with respect to such Investment Property, shareholders' agreements entered into by such Loan Party with respect to Persons in which such Loan Party maintains an ownership interest of 50% or less.
(c)In the case of each Loan Party which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify Lender promptly in writing of the occurrence of any of the events described in Section 10.14(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 8.5(c) and 8.9 shall apply to such Loan Party with respect to

Exhibit 10.1
all actions that may be required of it pursuant to Section 8.5(c) or 8.9 regarding the Investment Property issued by it.
10.15Receivables.
(a)Other than in the ordinary course of business consistent with its past practice and in amounts which are not material to such Loan Party, such Loan Party will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
(b)Such Loan Party will deliver to Lender a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 20% of the aggregate amount of the then outstanding Receivables for all Loan Parties.
10.16Intellectual Property.
(a)Such Loan Party (either itself or through licensees) will (i) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Lender shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
(b)Such Loan Party (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent material to its business may become forfeited, abandoned or dedicated to the public.
(c)Such Loan Party (either itself or through licensees) (i) will employ each Copyright material to its business and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Loan Party will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.
(d)Such Loan Party (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.
(e)Such Loan Party will notify Lender promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Loan Party's ownership of, or the validity of, any material Intellectual Property or such Loan Party's right to register the same or to own and maintain the same.

Exhibit 10.1
(f)Whenever such Loan Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Loan Party shall report such filing to Lender concurrently with the next delivery of financial statements of Borrowers pursuant to Section 10.1. Upon the request of Lender, such Loan Party shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Lender may request to evidence Lender's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Loan Party relating thereto or represented thereby.
(g)Such Loan Party will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property owned by it.
(h)In the event that any material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Loan Party shall (i) take such actions as such Loan Party shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify Lender after it learns thereof and, to the extent, in its reasonable judgment, such Loan Party determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
10.17Seller Undertakings.
Each Loan Party shall keep Lender informed of all circumstances bearing upon any potential claim under or with respect to the Assigned Agreements and the Seller Undertakings and such Loan Party shall not, without the prior written consent of Lender, (i) waive any of its rights or remedies under any Assigned Agreement with respect to any of the Seller Undertakings in excess of $250,000, (ii) settle, compromise or offset any amount payable by the sellers to such Loan Party under any Assigned Agreement in excess of $250,000 or (iii) amend or otherwise modify any Assigned Agreement in any manner which is adverse to the interests of Lender.
(i)Each Loan Party shall perform and observe in all material respects all the terms and conditions of each Assigned Agreement to be performed by it, maintain each Assigned Agreement in full force and effect, enforce each Assigned Agreement in accordance with its terms and take all such action to such end as may from time to time be reasonably requested by Lender.
(j)Anything herein to the contrary notwithstanding, (i) each applicable Loan Party shall remain liable under each Assigned Agreement to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Lender of any of its rights hereunder shall not release any Loan Party from any of its duties or obligations under any Assigned Agreement and (iii)  Lender shall have no obligation or liability under any Assigned Agreement by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of any Loan Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
10.18Other Matters.
(a)Within 30 days after the Closing Date, each of the Loan Parties shall cause to be delivered to Lender a Collateral Access Agreement with respect to (a) each bailee with which such Loan

Exhibit 10.1
Party keeps assets as of the Closing Date with a fair market value in excess of $100,000 and (b) each landlord which leases real property (and the accompanying facilities) to any of the Loan Parties as of the Closing Date. Such 30 day period may be extended or such requirement may be waived at the option of Lender. If any Loan Party shall cause to be delivered property in excess of $100,000 in fair market value to any bailee after the Closing Date, such Loan Party shall use reasonable efforts to cause such bailee to sign a Collateral Access Agreement. Such requirement may be waived at the option of Lender. If any Loan Party shall lease any real property or facilities and the value of property of such Loan Party located at such leased real property is in excess of $100,000 in fair market value after the Closing Date, such Loan Party shall use reasonable efforts to cause the landlord in respect of such leased property or facilities to sign a Collateral Access Agreement. Such requirement may be waived at the option of Lender.
(b)Each Loan Party authorizes Lender to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as "all assets" of each Loan Party, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Loan Party agrees to furnish any such information to Lender promptly upon request. Any such financing statement, continuation statement, or amendment may be signed by Lender on behalf of any Loan Party and may be filed at any time in any jurisdiction.
(c)Each Loan Party shall, at any time and from time and to time, take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to Lender, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Lender, (ii) to obtain "control" of any letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender's security interest in any of the Collateral and of the preservation of its rights therein. If any Loan Party shall at any time, acquire a "commercial tort claim" (as such term is defined in the UCC) in excess of $100,000, such Loan Party shall promptly notify Lender thereof in writing and supplement Schedule 10.18, therein providing a reasonable description and summary thereof, and upon delivery thereof to Lender, such Loan Party shall be deemed to thereby grant to Lender (and such Loan Party hereby grants to Lender) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.
(d)Without limiting the generality of the foregoing, if any Loan Party at any time holds or acquires an interest in any electronic chattel paper or any "transferable record", as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Loan Party shall promptly notify Lender thereof and, at the request of Lender, shall take such action as Lender may reasonably request to vest in Lender "control" under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

Exhibit 10.1
10.19This Agreement.
Each of the Loan Parties (other than Borrowers) covenants that it will, and, if necessary, will cause or enable Borrowers to, fully comply with each of the covenants and other agreements set forth in this Agreement.

SECTION 11NEGATIVE COVENANTS
    Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, each Loan Party agrees that, unless at any time Lender shall otherwise expressly consent in writing, it will:

11.1Debt.
Not create, incur, assume or suffer to exist any Debt, except:

(a)Obligations under this Agreement and the other Loan Documents;
(b)Debt secured by Liens permitted by Section 11.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $500,000;
(c)Debt of any Borrower to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to any Borrower or another domestic Wholly-Owned Subsidiary; provided that such Debt, shall be evidenced by a promissory note in form and substance reasonably satisfactory to Lender and pledged and delivered to Lender pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of Borrowers hereunder in a manner reasonably satisfactory to Lender;
(d)Subordinated Debt;
(e)Hedging Obligations approved by Lender and incurred in favor of Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;
(f)The Intercompany Notes;
(g)Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;
(h)the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder); and
(i)Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 11.5.

Exhibit 10.1
11.2Liens.
Not create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;
(b)Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;
(c)Liens described on Schedule 11.2 as of the Closing Date;
(d)subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired;
(e)attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $100,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;
(f)easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party; and
(g)Liens arising under the Loan Documents.
11.3Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $700,000 in any Fiscal Year. Notwithstanding the foregoing, at no time shall any Loan Party lease or rent space from any Affiliate without Lender’s prior written approval, except for the space sharing arrangement between KAI and IWS, as reflected in their Shared Services Agreement, which Lender hereby approves.

Exhibit 10.1
11.4Restricted Payments.
Not (a) make any distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, other than as permitted under Section 11.7(c) hereof, (d) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to any Loan Party or to a domestic Wholly-Owned Subsidiary; (ii) any Loan Party or Subsidiary of a Loan Party may make Permitted Tax Distributions to Parent or KAI; (iii) IWS may redeem Capital Securities held as of the date hereof by its minority investor when permitted under the applicable trust indenture; (iv) Borrowers may make regularly scheduled payments of interest in respect of Subordinated Debt to the extent permitted under the subordination provisions thereof; and (v) so long as no Event of Default is continuing within 120 days after the end of each Fiscal Year (commencing with Fiscal Year 2021), KWH may make a cash distribution to its parent company in an amount equal to the Excess Cash Flow for such Fiscal Year that is not required to be paid to Lender pursuant to Section 5.2.2(iv) hereof. Notwithstanding the foregoing, so long as no Event of Default is continuing or would result therefrom on a proforma basis, KWH may, in the Fiscal Year 2021 only, make quarterly distributions to KAI on a quarterly basis not to exceed $375,000 per Fiscal Quarter or $1,500,000 in the aggregate.

11.5Mergers, Consolidations, Sales.
Not (a) be a party to any merger, division or consolidation, (b) sell, transfer, dispose of, convey or lease any of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary), or (c) sell or assign with or without recourse any receivables, except for (i) any such merger, division, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into a Borrower or into any other domestic Wholly-Owned Subsidiary; and (ii) any such purchase or other acquisition by any Borrower or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary.

11.6Modification of Organizational Documents.
Not amend or modify its charter, by-laws or other organizational documents in any way which could reasonably be expected to materially adversely affect the interests of Lender; not change its state of formation or its organizational form; and not amend the Shared Services Agreements without Lender’s prior written consent.

11.7Transactions with Affiliates.
Not (a) enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates, (b) enter into, or cause, suffer or permit to exist any loans with any of its other Affiliates, KAI or the Parent, other than the IWS Intercompany Note (limited to the principal amount of such note outstanding as of the Closing Date) and the KWH Note (the principal amount of which shall be unlimited), or (c) pay any management, shared services, overhead or other charges to any of Parent, KAI or any other Affiliate of a Borrower; provided, however, provided no Event of Default then exists or would be caused thereby on a pro forma basis, (i) Loan Parties shall be permitted to pay the Permitted Tax Distributions, (ii) Borrowers shall be permitted to pay KAI reasonable fees for Shared Services with KAI in an aggregate amount not to exceed $630,000.00 in any Fiscal Year,

Exhibit 10.1
and (iii) Borrowers shall be permitted to reimburse KAI for payments to third parties for services rendered to the Borrowers, including without limitation health insurance premiums and claims expenses, other employee benefit costs, technology and software related expenses, insurance expenses, tax professional expenses, rent for shared space and related expenses of IWS, and audit expenses.

11.8Unconditional Purchase Obligations.
Not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

11.9Inconsistent Agreements.
Not enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrowers hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to Lender, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to any Borrower or any other Subsidiary, or pay any Debt owed to any Borrower or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (C) customary provisions in leases and other contracts restricting the assignment thereof and (D) provisions in any trust indenture and related documents governing any preferred securities of any of the Loan Parties.

11.10Business Activities; Issuance of Equity.
Not engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto. Not, and not permit any other Loan Party to, issue any Capital Securities other than (a) any issuance of shares of Borrowers’ common Capital Securities pursuant to any employee or director option program, benefit plan or compensation program or (b) any issuance by a Subsidiary to any Borrower or another Subsidiary in accordance with Section 11.4.

11.11Investments.
Not make or permit to exist any Investment in any other Person, except the following:

(a)contributions by Borrowers to the capital of any domestic Wholly-Owned Subsidiary in existence on the Closing Date, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary in existence on the Closing Date, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its Capital Securities and substantially all of its real and personal property, in each case in accordance with Section 10.10;
(b)Investments constituting Debt permitted by Section 11.1;

Exhibit 10.1
(c)Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2;
(d)Cash Equivalent Investments;
(e)bank deposits with Lender in the ordinary course of business, other than the Excluded Accounts;
(f)Investments in Excluded Accounts;
(g)Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;
(h)The Intercompany Notes;
(i)The loans of PAC to Pinnacle Dealer Group LLC pursuant to the loan documents listed on Schedule 11.11 hereof, which shall not be amended without the prior written approval of Lender; and
(j)Investments listed on Schedule 11.11 as of the Closing Date.
provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b), or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default exists.
11.12Restriction of Amendments to Certain Documents.
Not amend or otherwise modify, or waive any rights under (a) any PWI Purchase Documents, other than immaterial amendments, modifications and waivers not adverse to the interests of Lender or (b) any provisions of any Subordinated Debt.

11.13Fiscal Year.
Not change its Fiscal Year.

11.14Financial Covenants.
11.14.1Fixed Charge Coverage Ratio.
Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than 1.25 to 1.00 for such Computation Period, commencing with the Computation Period ending December 31, 2020.

11.14.2Maximum Senior Cash Flow Leverage Ratio.
Not permit the Senior Cash Flow Leverage Ratio for any Computation Period to exceed (a) 2.75 to 1.00 for any Computation Period ending December 31, 2020, March 31, 2021, June 30, 2021 or September 30, 2021, (b) 2.50 to 1.00 for any Computation Period ending December 31, 2021, March 31, 2022, June 30,

Exhibit 10.1
2022 or September 30, 2022, (c) 2.25 to 1.00 for any Computation Period ending December 31, 2022, March 31, 2023, June 30, 2023 or September 30, 2023, (d) 2.00 to 1.00 for any Computation Period ending December 31, 2023, March 31, 2024, June 30, 2024 or September 30, 2024, or (e) 1.75 to 1.00 for the Computation Period ending December 31, 2024 or any Computation Period thereafter.

11.14.3Capital Expenditures.
Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties in any Fiscal Year to exceed $750,000.

11.15Cancellation of Debt.
Not cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, and except for the cancellation of debts or claims not to exceed $100,000 in any Fiscal Year.

11.16KWH Covenant.
KWH shall not, directly or indirectly, (i) enter into any agreement (including any agreement for incurrence or assumption of Debt, any purchase, sale, lease or exchange of any property or the rendering of any service), between itself and any other Person, other than the KWH Note, engagement of auditor or other parties performing services to the Borrowers, agreements related to deposit accounts and the Loan Documents to which it is a party (collectively, the "KWH Documents"), (ii) engage in any business or conduct any activity (including the making of any Investment or payment) or transfer any of its assets, other than the making of Investments in any of the other Borrowers existing on the date hereof, the performance of its obligations under the KWH Documents in accordance with the terms thereof and the performance of ministerial activities and the payment of taxes and administrative fees or (iii) consolidate or merge with or into any other Person. KWH shall preserve, renew and keep in full force and effect its existence. The provisions of this section shall not preclude KWH from engaging in any other activities reasonably incidental to its Investment in the other Borrowers.

SECTION 12EFFECTIVENESS; CONDITIONS OF LENDING, ETC.
The obligation of Lender to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:
12.1Initial Credit Extension.
The obligation of Lender to make the initial Loans and the obligation of the Issuing Lender to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent, each of which must be satisfied in a manner satisfactory to Lender:

12.1.1Repayment of Debt to be Repaid.
All Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated;

Exhibit 10.1
12.1.2Capitalization and PWI Purchase Transactions.
Lender shall have received (a) evidence, reasonably satisfactory to Lender, that KWH has received cash equity contributions from Borrowers and KAI in an amount not less than $6,116,250.00 (subject to any adjustment to target working capital made as of the Closing Date pursuant to the PWI Purchase Agreement), which shall be satisfactory in all respects to Lender; and (b) evidence, reasonably satisfactory to Lender, that Borrowers have completed, or concurrently with the initial credit extension hereunder will complete, the PWI Purchase Transaction in accordance with the terms of the PWI Purchase Documents (without any amendment thereto or waiver thereunder unless consented to by Lender).

12.1.3Documentation.
Lender shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to Lender), in form and substance satisfactory to Lender (and the date on which all such conditions precedent have been satisfied or waived in writing by Lender is called the "Closing Date"):

(a)Agreement and Notes. This Agreement and, to the extent requested by Lender, a Note.
(b)Authorization Documents. For each Loan Party, such Person's (a) charter (or similar formation document), certified by the appropriate Governmental Authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by Lender; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person's execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.
(c)Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12.
(d)Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date.
(e)Collateral and Guaranty Documents. A counterpart of the Pledge Agreements, executed by each applicable party thereto, together with all instruments, transfer powers and other items required to be delivered in connection therewith.
(f)Perfection Certificate. A Perfection Certificate completed and executed by each Loan Party.
(g)Collateral Access Agreements.
(i)Subject to the terms of Section 10.18(a), in the case of any leased real property, a Collateral Access Agreement from the landlord of such property waiving any landlord's Lien in respect of personal property kept at the premises subject to such lease.

Exhibit 10.1
(ii)In the case of any mortgaged real property, a waiver from the mortgagee thereof waiving any Lien in respect of personal property kept at the premises subject to such mortgage, permitting access to the location by Lender and its agents and containing such other terms and provisions as may be required by Lender.
(h)Subordination Agreements. Subordination Agreements with respect to all Subordinated Debt.
(i)Opinions of Counsel. Opinions of counsel for each Loan Party, and copies of all other opinions issued pursuant to the PWI Purchase Transaction.
(j)Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that Lender has been named as a loss payee and an additional insured on all related insurance policies.
(k)Copies of Documents. Copies of the PWI Purchase Documents certified by the secretary or assistant secretary (or similar officer) of such Borrower as being true, accurate and complete.
(l)Payment of Fees. Evidence of payment by Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of Lender to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Lender's reasonable estimate of Attorney Costs incurred or to be incurred by Lender through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrowers and Lender).
(m)Solvency Certificate. A Solvency Certificate executed by a Senior Officer of each Borrower.
(n)Pro Forma. A consolidated pro forma balance sheet of Borrowers as at the Closing Date, adjusted to give effect to the consummation of the PWI Purchase Transaction and the financings contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to Lender and the forecasts previously provided to Lender.
(o)Search Results; Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party or PWI Seller (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) payoff letters evidencing repayment in full of all Debt to be Repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and (c) such other Uniform Commercial Code termination statements as Lender may reasonably request.
(p)Filings, Registrations and Recordings. Lender shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by Lender to be filed, registered or recorded in order to create in favor of Lender a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

Exhibit 10.1
(q)Closing Certificate, Consents and Permits. A certificate executed by an officer of each Borrower on behalf of Borrowers certifying (a) the matters set forth in Section 12.2.1 as of the Closing Date and (b) the occurrence of the closing of the PWI Purchase Transaction and that such closing has been consummated in accordance with the terms of the PWI Purchase Documents without waiver of any material condition thereof; together with evidence that (i) all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by Borrowers in connection with the PWI Purchase Transaction have been duly obtained and are in full force and effect and (ii) all material permits necessary for the operation of any business(es) acquired in connection with the PWI Purchase Transaction have been obtained.
(r)Other. Such other documents as Lender may reasonably request.
12.1.4Reserved..

12.2Conditions.
The obligation (a) of Lender to make each Loan and (b) of the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

12.2.1Compliance with Warranties, No Default, etc.
Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

(a)the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and
(b)no Default or Event of Default shall have then occurred and be continuing.
12.2.2Confirmatory Certificate.
If requested by Lender, Lender shall have received a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of Borrowers as to the matters set out in Section 12.2.1 (it being understood that each request by Borrowers for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrowers that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as Lender may reasonably request in support thereof.

SECTION 13EVENTS OF DEFAULT AND THEIR EFFECT.
SECTION 13.1Events of Default.

Exhibit 10.1
Each of the following shall constitute an Event of Default under this Agreement:

13.1.1Non-Payment of the Loans, etc.
Default in the payment when due of the principal of any Loan; or default, and continuance thereof for three (3) days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by Borrowers hereunder or under any other Loan Document.

13.1.2Non-Payment of Other Debt.
Any default shall occur under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $250,000.00 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt.

13.1.3Other Material Obligations.
Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

13.1.4Bankruptcy, Insolvency, etc.
Any Loan Party or KAI becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party or KAI applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or KAI or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or KAI or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party or KAI, and if such case or proceeding is not commenced by such Loan Party or KAI, it is consented to or acquiesced in by such Loan Party or KAI, or remains for 60 days undismissed; or any Loan Party or KAI takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.5Non-Compliance with Loan Documents.
(a) Failure by any Loan Party to comply with or to perform any covenant set forth in Sections 10.1.1, 10.1.2, 10.1.3, 10.1.4, 10.1.5(a), 10.1.8, 10.3(b), 10.5, 10.6, 10.11 or Section 11; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause (b) for 30 days.

13.1.6Representations; Warranties.
Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report,

Exhibit 10.1
notice or other writing furnished by any Loan Party to Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

13.1.7Pension Plans.
(a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination any Loan Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or 430(i) of the Code; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Loan Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000.

13.1.8Judgments.
Final judgments which exceed an aggregate of $100,000 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

13.1.9Invalidity of Collateral Documents, etc.
Any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

13.1.10Invalidity of Subordination Provisions, etc.
Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any subordination agreement that relates to any Subordinated Debt, or any subordination provision in any guaranty by any Loan Party of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

13.1.11Change of Control.
A Change of Control shall occur.

13.1.12Material Adverse Effect.
The occurrence of any event having a Material Adverse Effect.

13.2Effect of Event of Default.
If any Event of Default described in Section 13.1.4 shall occur in respect of any Borrower, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and Borrowers shall become immediately obligated to Cash

Exhibit 10.1
Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind (provided, however, that notwithstanding the foregoing, Hedging Obligations shall terminate only in accordance with the terms of the relevant Hedging Agreement); and, if any other Event of Default shall occur and be continuing, Lender may by written notice to Loan Parties declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that Borrowers immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or Borrowers shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind, except as otherwise expressly required in this Agreement and any other Loan Document. Lender shall promptly advise Borrowers of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by Lender (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by Lender to any remaining Obligations hereunder and any excess shall be delivered to Borrowers or as a court of competent jurisdiction may elect.

13.3Equity Cure.
In the event that the Borrowers fail to comply with any financial covenant contained in Section 11.14.1 or 11.14.2 (a "Financial Covenant Default"), Borrowers shall have the right to cure such Event of Default on the following terms and conditions (the "Equity Cure"):
(a)In the event Borrowers desire to cure a Financial Covenant Default, Borrowers shall deliver to Lender irrevocable written notice of its intent to cure (a "Cure Notice") at any time during the period commencing on the date that the Financial Statements and corresponding Compliance Certificate as of and for the period ending on the last day of the Computation Period as of which such Financial Covenant Default occurred (each, a "Test Date") are delivered to Lender and ending on the fifth (5th) Business Days after Lender's receipt of such Financial Statements and Compliance Certificate. The Cure Notice shall set forth the calculation of the applicable Cure Amount (as hereinafter defined).
(b)In the event Borrowers deliver a Cure Notice, a capital contribution shall be made to KWH in an amount not less than the Cure Amount at any time during the period commencing on the date of Lender's receipt of such Cure Notice and ending on the tenth (10th) Business Day following the date on which the relevant Financial Statements and Compliance Certificate were required to be delivered to Lender (such tenth (10th) Business Day, the "Required Contribution Date"). The proceeds of such capital contribution equal to the Cure Amount shall be used by Borrowers to make a mandatory prepayment of the Loans and other Obligations in the amount of such proceeds (applied to the Loans and other Obligations in accordance with the mandatory prepayment provisions set forth in Section 5.2). The “Cure Amount” shall be the amount which if added to the amount of Consolidated Adjusted Modified Cash EBITDA as of the applicable Test Date, would result in the Loan Parties being in pro forma compliance with the applicable financial covenant which is the subject of such Financial Covenant Default(s) as of such Test Date (provided, however, that if more than one such Financial Covenant Default exists as of a Test Date, the Cure Amount for purposes hereof shall equal the largest amount necessary to cure such applicable Financial Covenant Defaults).
(c)The Equity Cure may not be exercised (i) more than once in any four (4) consecutive Fiscal Quarter period or (ii) more than three (3) times prior to the Termination Date.

Exhibit 10.1
(d)Upon timely receipt by Borrowers in cash of the appropriate Financial Covenant Cure Amount, if and to the extent after giving effect to the following clause (f) all applicable Financial Covenant Defaults would no longer exist on a pro forma basis, the applicable Financial Covenant Defaults shall be deemed cured.
(e)The Equity Cure and the effects thereof on Consolidated Adjusted Modified Cash EBITDA and the Senior Cash Flow Leverage Ratio will be disregarded for purposes of calculating Senior Cash Flow Leverage Ratio as a threshold for permitted exceptions to various affirmative and negative covenants, for purposes of determining the applicable step-downs in the ECF Percentage and for purposes of determining the applicable interest rate and fees to be charged hereunder from time to time; provided that for purposes of determining compliance with Sections 11.14.1 and 11.14.2, (i) the Cure Amount shall be deemed added to Consolidated Adjusted Modified Cash EBITDA for the Fiscal Quarter ending as of the applicable Test Date and any subsequent measurement period that includes such Fiscal Quarter and (ii) the reduction in the outstanding principal balance of Loans due to the application of the proceeds of an Equity Cure pursuant to Section 5.2 shall not be taken into account for purposes of determining compliance with Section  11.14.2 for the measurement period ending on the applicable Test Date and the next three (3) measurement periods.
So long as the Borrowers are otherwise entitled to exercise an Equity Cure pursuant to the foregoing terms and provisions of this Section 13.3, from the Test Date to the required date of delivery of a Cure Notice, and from the effective date of delivery of a Cure Notice until the earlier to occur of the Required Contribution Date and the date on which Lender is notified that the required contribution will not be made, Lender shall not impose default interest, accelerate the Obligations, terminate the Revolving Loan Commitment or exercise any enforcement remedy against any Loan Party or any of its Subsidiaries or any of their respective properties solely on the basis of the applicable Financial Covenant Default in respect of which the Cure Notice was delivered; provided until timely receipt of the Cure Amount, an Event of Default shall be deemed to exist for purposes of any term or provision of any Loan Document which prohibits any action to be taken by a Loan Party or any of its Subsidiaries during the existence of an Event of Default; provided, further, that notwithstanding the foregoing, upon a deemed cure pursuant to Section 13.3(d), the requirements of the applicable financial covenants shall be deemed to have been satisfied as of the applicable Test Date with the same effect as though there had been no Financial Covenant Default at such date or thereafter.
SECTION 14GENERAL.
14.1Waiver; Amendments.
No delay on the part of Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Except as set forth in Section 7.9, no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Exhibit 10.1
14.2Confirmations.
Borrowers and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note.

14.3Notices.
Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including electronic mail or facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by electronic mail, facsimile transmission, hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, Lender shall be entitled to rely on telephonic instructions from any person that Lender in good faith believes is an authorized officer or employee of any Borrower, and Borrowers shall hold Lender harmless from any loss, cost or expense resulting from any such reliance.

14.4Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
14.5Costs and Expenses.
(a)Each Loan Party, jointly and severally, agrees to pay on demand all reasonable out-of-pocket costs and expenses of Lender (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral

Exhibit 10.1
and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, each Loan Party agrees to pay, and to save Lender harmless from all liability for, any fees of Borrowers’ auditors in connection with any reasonable exercise by Lender of their rights pursuant to Section 10.2. All Obligations provided for in this Section 14.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.
(b)Each Loan Party agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)The agreements in this Section 14.5 shall survive repayment of all (and shall be) Secured Obligations (and termination of all commitments under this Agreement), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

14.6GOVERNING LAW.
THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

14.7Confidentiality.
As required by federal law and Lender 's policies and practices, Lender may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that Lender may disclose such information (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 14.7 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Lender is a party; (f) to any nationally recognized rating agency that requires access to information about Lender's investment portfolio in connection with ratings issued with respect to Lender; (g) to any Affiliate of Lender, the Issuing Lender or any other Person who may provide Bank Products to the Loan Parties; (h) to Lender's independent

Exhibit 10.1
auditors and other professional advisors as to which such information has been identified as confidential; or (i) that ceases to be confidential through no fault of Lender. Notwithstanding the foregoing, Borrowers consent to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. If any provision of any confidentiality agreement, non-disclosure agreement or other similar agreement between Borrowers and Lender conflicts with or contradicts this Section 14.7 with respect to the treatment of confidential information, this section shall supersede all such prior or contemporaneous agreements and understandings between the parties.

14.8Severability.
Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Loan Parties and rights of Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

14.9Nature of Remedies.
All Obligations of the Loan Parties and rights of Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.10Entire Agreement.
This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 4.3) and any prior arrangements made with respect to the payment by the Loan Parties of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Lender.

14.11Counterparts.
This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by Lender shall deemed to be originals.

Exhibit 10.1
14.12Successors and Assigns.
This Agreement shall be binding upon the Loan Parties, Lender and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, Lender and the successors and assigns of Lender. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Lender.

14.13Assignments; Participations.
14.13.1Assignments.
(a)Lender may at any time assign to one or more Persons (any such Person, an "Assignee") all or any portion of its Loans and Commitments, with the prior written consent of Borrowers, so long as no Event of Default exists (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by Lender to an Affiliate of Lender). Borrowers shall be deemed to have granted their consent to any assignment requiring its consent hereunder unless Borrowers have expressly objected to such assignment within five Business Days after notice thereof.
(b)    From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to an assignment agreement between Lender and the Assignee, shall have the rights and obligations of Lender hereunder and (ii) Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, Lender) pursuant to an effective assignment agreement, Borrowers shall execute and deliver to the Assignee (and, as applicable, Lender) a Note in the principal amount of the Assignee's pro rata share of the Revolving Commitment plus the principal amount of the Assignee's Term Loan (and, as applicable, a Note in the principal amount of the pro rata share of the Revolving Commitment retained by Lender plus the principal amount of the Term Loan retained by Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by Lender of such Note, Lender shall return to Borrowers any prior Note held by it.
(c)    Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.
14.13.2 Participations. Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a "Participant"). In the event of a sale by Lender of a participating interest to a Participant, (a) Lender's obligations hereunder shall remain unchanged for all purposes, (b) Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations hereunder, (c) all amounts payable by Borrowers shall be determined as if Lender had not sold such participation and shall be paid directly to Lender, and (d) Lender shall maintain as a non-fiduciary agent of Borrowers, a register (the "Participation Register") as to the participations granted and transferred under this Section 14.3.2 containing the same

Exhibit 10.1
information specified in Section 14.13.1 on the Participation Register as if the participant were a Lender, and no participation may be transferred except as recorded in such Participation Register. Borrowers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lender, and Lender agrees to share with each Participant, on a pro rata basis. Borrowers also agree that each Participant shall be entitled to the benefits of Section 6.5 or 7 as if it were Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 6.5 or 7 than would have been paid to Lender on such date if no participation had been sold and that each Participant complies with Section 6.5(d) as if it were a direct assignee). This Section and Section 14.13.1 shall be construed so that the Loans are at all times maintained in "registered form" for the purposes of the Code and any related regulations (and any successor provisions).

14.14Captions.
Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

14.15Customer Identification - USA Patriot Act Notice.
CIBC US (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow CIBC US, as applicable, to identify the Loan Parties in accordance with the Act.

14.16INDEMNIFICATION BY LOAN PARTIES.
IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT LENDER AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, EACH LOAN PARTY HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF LENDER (EACH A "LENDER PARTY") FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE "INDEMNIFIED LIABILITIES"), INCURRED BY LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS (INCLUDING THE PWI Purchase Transaction) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED

Exhibit 10.1
THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH LOAN PARTY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 14.16 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

14.17Nonliability of Lender.
The relationship between each Borrower on the one hand and Lender on the other hand shall be solely that of borrower and lender. Lender has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Lender undertakes no responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party's business or operations. Each Loan Party agrees that Lender shall have no liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Each Loan Party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Loan Parties and Lender.

Exhibit 10.1
14.19FORUM SELECTION AND CONSENT TO JURISDICTION.
ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.20WAIVER OF JURY TRIAL.
EACH LOAN PARTY AND LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

14.21PPP Loans. Loan Parties have advised Lender that prior to the Closing Date, certain of the Loan Parties obtained an unsecured loan from Signature Bank (the “PPP Lender”) through the Paycheck Protection Program guaranteed by the U.S. Small Business Administration (“SBA”), pursuant to those certain unsecured loans made by the PPP Lender to IWS, Penn and Trinity, as applicable (collectively, the “PPP Loan”). Each Obligor represents, warrants, covenants and agrees that it has and will continue to use the PPP Loan Proceeds solely for PPP Permitted Uses (the foregoing is referred to as the “PPP Loan Transaction”). IWS, Penn and Trinity hereby represent, warrant and covenant:
(a)IWS, Penn and Trinity shall use the PPP Loan Proceeds solely for PPP Permitted Uses;
(b)At no time shall (i) any liens on assets of any Loan Party be granted to secure the PPP Loan without further written consent by Lender in its sole discretion, or (ii) any other Loan Party guaranty the PPP Loan without further written consent by Lender in its sole discretion;
(c)All financial covenants, pricing provisions and any other agreements that exist between Borrowers and Lender that would be affected by the PPP Loan Transaction (including, without

Exhibit 10.1
limitation, any such covenant, provision or agreement that would vary based on the amount of debt outstanding or the effect of forgiveness of all or a portion of the PPP Loan) shall be calculated and interpreted as if the PPP Loan had not been incurred until Lender agrees otherwise or such covenants, provisions and other agreements have been amended in accordance herewith. Notwithstanding the foregoing, Lender and Borrowers hereby acknowledge and agree that the PPP Loan shall be considered Debt for all purposes of the Loan Agreement upon the first to occur of (a) the SBA has made a final determination of the amount of the PPP Loan that is forgiven in accordance with the CARES Act, in which case the unforgiven portion of the PPP Loan shall be deemed Debt as of the date of such determination, or (b) March 31, 2021, in which case the unforgiven portion of the PPP Loan shall be deemed Debt as of such date; and
(d)Upon request by Lender, Loan Parties shall promptly deliver to Lender true, correct and complete copies of any documentation executed in connection with the PPP Loan Transaction.
SECTION 15LOAN GUARANTY.
15.1Guaranty. (a) Each of the Loan Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guaranties to Lender and its successors, endorsees, transferees and assigns, the prompt and complete payment and performance by Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of Borrower Obligations (other than those Obligations constituting Excluded Hedging Obligations).
(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Loan Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Loan Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 15.2).
(c)    Each Loan Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Loan Guarantor hereunder without impairing the guaranty contained in this Section 15 or affecting the rights and remedies of Lender hereunder.
(d)    The guaranty contained in this Section 15 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.
(e)    No payment made by any Borrower, any of the Loan Guarantors, any other guarantor or any other Person or received or collected by Lender from any Borrower, any of the Loan Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Loan Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Loan Guarantor in respect of the Secured Obligations or any payment received or collected from such Loan Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Loan Guarantor hereunder until the Secured Obligations are Paid in Full.
15.2Right of Contribution. Each Loan Guarantor hereby agrees that to the extent that a Loan Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Loan Guarantor shall be entitled to seek and receive contribution from and against any other Loan Guarantor hereunder which has not paid its proportionate share of such payment. Each Loan Guarantor's

Exhibit 10.1
right of contribution shall be subject to the terms and conditions of Section 15.3. The provisions of this Section 15.2 shall in no respect limit the obligations and liabilities of any Loan Guarantor to Lender, and each Loan Guarantor shall remain liable to Lender for the full amount guaranteed by such Loan Guarantor hereunder.
15.3No Subrogation. Notwithstanding any payment made by any Loan Guarantor hereunder or any set-off or application of funds of any Loan Guarantor by Lender, no Loan Guarantor shall be entitled to be subrogated to any of the rights of Lender against any Borrower or any other Loan Guarantor or any collateral security or guaranty or right of offset held by Lender for the payment of the Secured Obligations, nor shall any Loan Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Loan Guarantor in respect of payments made by such Loan Guarantor hereunder, until all of the Secured Obligations are Paid in Full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Loan Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Loan Guarantor in trust for Lender, segregated from other funds of such Loan Guarantor, and shall, forthwith upon receipt by such Loan Guarantor, be turned over to Lender in the exact form received by such Loan Guarantor (duly indorsed by such Loan Guarantor, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as Lender may determine.
15.4Amendments, etc. with respect to the Secured Obligations. Each Loan Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Loan Guarantor and without notice to or further assent by any Loan Guarantor, any demand for payment of any of the Secured Obligations made by Lender may be rescinded by Lender and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender, and this Agreement and the other Loan Documents and any other documents executed and delivered in connection herewith and therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time. Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Section 15 or any property subject thereto.
Lender may, from time to time, at its sole discretion and without notice to any Loan Guarantor (or any of them), take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not Lender shall have resorted to any property securing any of the Secured Obligations or any

Exhibit 10.1
obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

15.5Waivers. Each Loan Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by Lender upon the guaranty contained in this Section 15 or acceptance of the guaranty contained in this Section 15; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 15, and all dealings between any Borrower and any of the Loan Guarantors, on the one hand, and Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 15. Each Loan Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon any Borrower or any of the Loan Guarantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.
15.6Payments. Each Loan Guarantor hereby guaranties that payments hereunder will be paid to Lender without set-off or counterclaim in Dollars at the office of Lender specified herein.

15.7Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Grantor to honor all of its obligations under this Agreement in respect of Hedging Obligations that constitute Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 15.7 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 15.7, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 15.7 shall remain in full force and effect until the Secured Obligations have been Paid in Full. Each Qualified ECP Guarantor intends that this Section 15.7 constitute, and this Section 15.7 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[signature pages follow]

Exhibit 10.1
The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

Borrowers:

Kingsway Warranty Holdings LLC, a Delaware limited liability company By: /s/ John T. Fitzgerald Name: John T. Fitzgerald Its: Authorized Signatory	Trinity Warranty Solutions LLC, a Delaware limited liability company By: /s/ John T. Fitzgerald Name: John T. Fitzgerald Its: Authorized Signatory
Geminus Holding Company, Inc., a Delaware corporation By: /s/ John T. Fitzgerald Name: John T. Fitzgerald Its: Authorized Signatory	IWS Acquisition Corporation, a Florida corporation By: /s/ John T. Fitzgerald Name: John T. Fitzgerald Its: Authorized Signatory
PWI Holdings, Inc., a Pennsylvania corporation By: /s/ John T. Fitzgerald Name: John T. Fitzgerald Its: Authorized Signatory

Signature Page to Loan and Security Agreement

Exhibit 10.1
Other Loan Parties:

Prime Auto Care Inc., a Delaware corporation By: /s/ John T. Fitzgerald Name: John T. Fitzgerald Its: Authorized Signatory	The Penn Warranty Corporation, a Pennsylvania corporation By: /s/ John T. Fitzgerald Name: John T. Fitzgerald Its: Authorized Signatory
Preferred Warranties, Inc., a Pennsylvania corporation By: /s/ John T. Fitzgerald Name: John T. Fitzgerald Its: Authorized Signatory	Superior Warranties, Inc., a Pennsylvania corporation By: /s/ John T. Fitzgerald Name: John T. Fitzgerald Its: Authorized Signatory
Preferred Warranties of Florida, Inc., a Florida corporation By: /s/ John T. Fitzgerald Name: John T. Fitzgerald Its: Authorized Signatory

Signature Page to Loan and Security Agreement

Exhibit 10.1
CIBC BANK USA, as Issuing Lender and as Lender

By: /s/ Austin G. Love
Name:    Austin G. Love
Title:     Managing Director

Signature Page to Loan and Security Agreement